UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




             Date of Report (Date of earliest event reported) August 16, 2006
                                                             ----------------

                                EVOLVE ONE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



                0-26415                                13-3876100
         -------------------------             -------------------------
         (Commission File Number)          (IRS Employer Identification No.)



   5301 N. Federal Highway, Suite 120, Boca Raton, FL,        33487
   ----------------------------------------------------     -----------
     (Address of Principal Executive Offices)                (Zip Code)



                                 (561) 989-9171
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                    Post Office Box 859, Tallevast,Florida 34270
                   ------------------------------------------------
                (Former name or former address, if changed since
                                     last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [__]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

       [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

Item 2.01         Completion of Acquisition or Disposition of Assets

Item 3.02         Unregistered Sales of Equity Securities

Item 5.01         Changes in Control of Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On August 16, 2006 we entered into and consummated a share exchange with all of the shareholders of China Direct Investments, Inc. ("CDI"). Pursuant to the share exchange, we acquired 100% of the issued and outstanding shares of CDI's common stock, in exchange for 10,000,000 shares of our common stock, which at closing represented approximately 95% of the issued and outstanding shares of our common stock. As a result of the transaction, CDI became our wholly owned subsidiary. Under the terms of the share exchange, the CDI shareholders received one (1) shares of our common stock for each share of CDI common stock owned by them prior to the transaction. In addition, all issued and outstanding options of CDI exercisable into 9.046,000 shares of CDI's common stock were cancelled and exchanged for identical options of Evolve exercisable into 9,046,000 shares of common stock of Evolve, at exercise prices ranging from $.01 to $10.00 and portions vesting periodically over the next three years. This share exchange, which was structured to be a tax-free exchange under the Internal Revenue Code of 1987, as amended, resulted in a change in our control, and was a reverse merger for accounting purposes with CDI as the accounting survivor. Alvin Siegel, our then sole officer and director resigned at the closing of the share exchange and Yuejian(James) Wang, Marc Siegel and David Stein, who are the officers and or directors of CDI, were appointed as follows: James
Wang as Chief Executive Office and director, Marc Siegel as President and director, David Stein as Chief Operating Officer and director, and Jenny
Liu as Vice President of Finance. The biographical information for these persons are described below under "Management." In addition, Evolve entered into employment agreements with each of the new officers, descriptions of which are described below under "Executive Compensation." No individuals or entities received any compensation, including finder's fees, in connection with the share exchange. The Share Exchange Agreement contains customary representations and warranties and cross-indemnification provisions.

             This transaction, which resulted in CDI becoming a wholly owned subsidiary of our company, was exempt from registration under the Securities Act of 1933, as amended in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The participants had access to business and financial information concerning our company and they each represented to us that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         A copy of the Share Exchange Agreement is filed as Exhibit 10.8 to this report.

Item 1.01         Entry into a Material Definitive Agreement.

         On August 16, 2006, our Board of Directors authorized and holders of a majority of our outstanding common stock approved and adopted our 2006 Equity Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. We have currently reserved 10,000,000 of our authorized but unissued shares of common stock for issuance under the plan, and a maximum of 10,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes. As of August 17, 2006 there are outstanding options to purchase 9,046,000 shares under the 2006 Equity Compensation Plan.

         The plan is administered by our Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or committee.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only our employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued.

         Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

         All incentive stock options expire on or before the 10th anniversary of the date the option is granted; however, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier. If an optionee's employment terminates for any reason other than death or disability, the optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate. If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         The Board of Directors or committee may amend, suspend or terminate the plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. Further, no amendment to the plan which has the effect of increasing the aggregate number of shares subject to the plan (except for adjustments due to changes in our capitalization), or changing the definition of "eligible person" under the plan, may be effective unless and until approved by our stockholder in the same manner as approval of the plan was required. Any such termination of the plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan is approved by the Company's stockholders within one year of the Effective Date, all incentive stock options shall automatically be converted into non-qualified stock options. Unless the plan shall previously have been suspended or terminated by the Board of Directors, the plan, as it relates to grants of incentive stock options, terminates on August 16, 2016.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in
           Fiscal Year

         Evolve has filed a Certificate of Amendment to its Certificate of Incorporation which changes the name of the company to China Direct, Inc. The effective date of this corporate action will be the close of business on September 18, 2006. The action was approved by the company's Board of Directors and by the holders of a majority of its issued and outstanding capital stock by written consent on August 16, 2006.


                              FORM 10-SB DISCLOSURE

         Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item
2.01 (i.e. the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

         Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined Company after the acquisition of CDI, except that information relating to periods prior to the date of the reverse acquisition only relate to the Company unless otherwise specifically indicated.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This Current Report on Form 8-K contains forward-looking statements which reflect the views of the Registrant and its new members of management with respect to future events and financial performance. These forward-looking statements, including statements regarding the future plans of the Registrant, the development of the products and technologies owned by the Registrant and its subsidiary, and the market and need for those products, are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Registrant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

            All share and per share information contained in this annual report gives effect to the 250 for 1 (250:1) reverse stock split effective January 31, 2003, a one for eight (1:8) forward stock split effective December 3, 2004, and a 100 for 1 (100:1) reverse stock split effective June 28, 2006.

ITEM 1.  DESCRIPTION OF BUSINESS

            During fiscal 2005 our operations consisted of two Internet based businesses, StogiesOnline.com and AuctionStore.com. StogiesOnline.com was an online distributor and retailer of brand name premium cigars. AuctionStore.com was an eBay(R) Trading Assistant and Internet-based seller of consigned merchandise whose primary medium of sales is eBay(R). While we reported sales from these operations of $114,904 for the nine months ended September 30, 2005, as a result of competition in the marketplace and a lack of sufficient working capital, during October 2005 we determined that our business model was unprofitable and decided to discontinue the balance of our operations.

         As a result of the discontinuation of our operations we sought to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for our securities. On August 16, 2006 we entered into and consummated a share exchange with all of the shareholders of China Direct Investments, Inc. ("CDI"). Pursuant to the share exchange, we acquired 100% of the issued and outstanding shares of CDI's common stock, in exchange for 10,000,000 shares of our common stock, which at closing represented approximately 95% of the issued and outstanding shares of our common stock. As a result of the transaction, CDI became our wholly owned subsidiary.

CHINA DIRECT INVESTMENTS, INC.

         China Direct Investments, Inc. provides specialized business consulting services exclusively to Chinese companies seeking access to the U.S. capital markets. Based upon both our experiences during our first year of operation as well as the professional experience of our principals, during the second quarter of fiscal 2006 we expanded the scope of our company through the establishment of two additional operating divisions as discussed below. Our mission is to create a platform to support, develop and nurture business opportunities arising from the opening of markets in the People's Republic of China (the "PRC" or "China"). We believe that the combined resources of our three divisions, CDI Holdings, CDI Consulting and CDI International Trading, working in tandem will create a resource equipped to offer comprehensive business solutions to Chinese companies enabling them to successfully access the U.S. markets.

         Our three operating divisions include:

         * CDI Holdings. The goal of CDI Holdings, one of our newly established operating divisions, is to acquire majority interests in a variety of Chinese companies engaged in operations which we believe will benefit from the continuing growth of the Chinese economy. Examples of industries in which we will focus our efforts include manufacturing, technology, mining, healthcare, packaging, food & beverage, and import & export. We initially intend to target companies that are small to medium sized entities, generally including companies with less than $100 million (U.S.) in annual revenue, which we believe offer the greatest opportunities for growth.

         We believe that China, which gained acceptance to the World Trade Organization in 2001, is one of the world's largest and fastest growing economies. We believe that the rapid development of the economy is upgrading the quality of small to medium sized entities. We believe that China's increasingly deregulated markets, new emerging technologies and changing social perspectives have created a whole new class of young energetic entrepreneurs with great ambitions, local market expertise, solid business development track records, but often limited financial resources. We believe there is tremendous growth potential in this sector. We believe, despite robust economic conditions and great perspectives for the future, growth of Chinese private businesses are greatly hindered by inadequacies of their financial sector, which is generally recognized to still be in need of further reforms and improvements. We believe the financial system in China, controlled by the government, does not have sufficiently developed mechanisms to efficiently allocate capital. We believe the financial markets are geared primarily towards the larger well-established and best-connected firms, which are generally state-owned entities, the privileged remnants of the old communist economy. We believe access to capital by smaller companies is often limited to black market debt instruments with interest rates exceeding 30% annually. Consequently, we believe many private entities, which in effect stimulate economic growth and provide new local employment opportunities, have been forced to look for alternative funding. We believe that as the Chinese economy continues to grow and smaller companies continue to need capital to participate in this growth, as a result of the limited options available to them these small to medium sized companies will seek alternative ways to finance their internal growth.

         Our business model for CDI Holdings envisions the acquisition of a majority interest of a Chinese entity, in a share exchange, with the amount of our common stock issued in the transaction directly related to the shareholder equity of the acquisition target. We would then utilize resources available to us by virtue of our public company status to provide the necessary capital to our subsidiary to enable it to grow its business and operations. Based upon our early stage discussions with several investment banking firms, we believe that we would be able to use the assistance of an investment banking firm to raise additional capital as needed upon terms which would be acceptable to us.

         At this time while we have preliminarily identified several potential acquisition targets, we do not have binding agreements or letters of intent with any companies nor do we have any firm commitments from any third parties to provide additional working capital to our company.

         * CDI Consulting. CDI Consulting is a full service advisory division specializing in small Chinese-based companies which are traded on the U.S. public markets. We offering a comprehensive suite of services tailored to the specific needs of our clients. The menu of services offered by CDI Consulting includes:

  *       U.S. representative offices
  *       Translation - English/Chinese
  *       General business consulting services
  *       Merger and acquisition strategy planning and analysis
  * Advice on U.S. capital markets, including assessment of potential sources of investment capital
  *       Coordination of professional resources
  *       Corporate asset evaluation
  *       Public relations and seminars
  * Advice and structure assistance for strategic alliances, partnerships and joint ventures
  *       Modeling/valuation analysis

         We enter into agreements with our clients which are generally for 12 months and the amount of our fee is based upon the scope of the services we provide under the engagement. For the year ended December 31, 2005 and the six months ended June 30, 2006, we had consulting agreements with and earned revenues from, the following clients:

                                                            12/31/2005                      6/30/2006
Linkwell Corporation                                    $ 301,150          20%     $        -
Sunwin International Neutraceuticals, Inc.              $ 362,278          24%     $   93,150       24.08%
Dragon International Group Corp.                        $  44,000           3%     $   90,000       37.49%
Dragon Capital Group Corp.                              $ 795,000          52%     $  145,000       23.27%
CIIC (Shanghai)                                                                    $   39,480       10.21%


         Linkwell Corporation (OTCBB: LWLL), a Florida corporation, which is located in Shanghai, China, specializes in the development, production, sale, and distribution of disinfectant health care products ("Linkwell"). On August 24, 2005, Linkwell engaged us as a consultant to advise its management in areas related to marketing and operational support in the U.S., media and public relations, mergers and acquisitions, financial advisory and SEC disclosure compliance. In addition, we also provide Linkwell with translation services for both English and Chinese documents. Under the terms of our one year agreement, we received 2,000,000 shares of common stock of Linkwell, valued at $160,000, as compensation for our services, and we were granted three year warrants to purchase 2,125,000 shares common stock of Linkwell at an exercise price of $0.20 per share commencing in January 2006. Linkwell also agreed to pay us additional fees for our services as may be mutually agreed upon

         Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN) a Nevada corporation, manufactures and sells stevioside, a natural sweetener, veterinary products and herbs used in traditional Chinese medicine, with all of their operations located in the People's Republic of China ("Sunwin"). In January 2006 we entered into a three year agreement with Sunwin pursuant to which we have been engaged to provide support to Sunwin in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of its public disclosure. As compensation for our services, we received an aggregate of 3,670,000 shares of Sunwin's common stock, which included shares to be issued to us as compensation under a prior June 2005 agreement, for an aggregate compensation value of $558,900. The agreement may be terminated by either party upon 30 days notice, however, the compensation paid to us is non refundable.

            Dragon International Group Corp. (OTCBB: DRGG), a Nevada corporation, manufactures and distributes paper and integrated packaging paper products with all of their operations located in the People's Republic of China ("Dragon International"). In January 2006 we entered into a three year agreement with Dragon International pursuant to which we have been engaged to provide support to Dragon International in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of its public disclosure. As compensation for our services, we received an aggregate of 6,000,000 shares of Dragon International's common stock, for an aggregate compensation value of $54,000. The agreement may be terminated by either party upon 30 days notice, however, the compensation paid to us is non refundable.

            Dragon Capital Group Corp., (PINK SHEETS: DRGV), a Nevada corporation, is a holding company for emerging technology companies in China ("Dragon Capital"). In January 2005 we entered into a three year agreement with Dragon Capital pursuant to which we have been engaged to provide support to Dragon Capital in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of its public disclosure. As compensation for our services, we received an aggregate of 30,000,000 shares of Dragon Capital's common stock, for an aggregate compensation value of $735,000. The agreement may be terminated by either party upon 30 days notice, however, the compensation paid to us is non refundable.

            CIIC Investment Banking Services (Shanghai) Company Limited, a Chinese limited liability company, is a consulting company assisting Chinese entities to access the U.S. capital markets ("CIIC Shanghai"). In February 2005 we entered into a three year mutual agreement with CIIC Shanghai pursuant to which we have been engaged to provide support to CIIC Shanghai, and we engaged CIIC Shanghai to provide us with support, each to provide such services in a variety of areas, including general business consulting, translation services, management of professional resources, identification and strategy planning of potential acquisition targets and investment sources, development of marketing plans, due diligence on potential clients, and assistance with GAAP auditing. CIIC Shanghai and CDI shall pay fees and expenses to each other as determined on a case-by-case basis. The agreement may be terminated by either party upon 30 days notice, however, the compensation paid to either party is non refundable. Marc Siegel, president of CDI and Evolve, is also the chairman of the board and a 20% owner of CIIC Shanghai. Dr. Yuejian (James) Wang, CEO of CDI and Evolve, is also a director of CIIC Shanghai.


         CDI International Trading. CDI International Trading is the second of our recently formed operating divisions and it was created to support international trade efforts of future subsidiaries and our consulting-client companies. CDI International Trading intends to represent these manufacturers and exporters in the marketing of their products in the U.S. and arranging their import requirements. We anticipate that the menu of services to be provided by CDI International Trading will include:

Import Export Licenses
Warehousing
Freight Forwarding
Customs
Distribution
Logistics

         CDI International Trading will generate revenues from management of the import export functions. In certain cases CDI will generate a fixed fee based on the management of the import export process. In certain cases CDI will generate a fee based on the amount of product sold, distributed, shipped, etc.

Marketing

         We have established what we believe to be effective relationships and contacts with various governmental agencies, public institutions, and private industries in China at both the national and provincial levels. In addition, we have established a relationship with China International Intellectech Corporation ("CIIC") through a relationship we have with CIIC Investment Banking Services (Shanghai) Company Limited, a joint venture principally owned by CIIC and owned 20% by Marc Siegel, our president, director and a principal shareholder. CIIC is headquartered in Beijing, is one of the 120 key enterprises directly under the management of the State-owned Assets Supervision and Administration Commission of the State Council of China, and since 2003 has been rated as an outstanding service company by the State-owned Assets Supervision and Administration Commission of the State Council, becoming one of the 56 first-class entities directly under the management of the Central Government. CIIC has 60 subsidiaries in the PRC and abroad with annual revenues exceeding $1 billion in 2005. We believe the CIIC name is a well-recognized brand in China. CIIC Investment Banking Services (Shanghai) Company Limited primarily serves as a marketing company and sources private companies in China seeking to access the U.S. capital markets. This is done through a variety of marketing techniques; sponsor symposiums, individual relationships and trade conferences. We also have developed a business conference program in China. We also sponsor a series of business conferences which seek to educate the private sector in China on ways to access the U.S. Capital markets. The business conference program has been instrumental in promoting the name of China Direct Investments, Inc. to the private sector in China. We believe that these relationships and the continuation of our business conference program in China will assist our marketing efforts to continue to grow our client base as well as providing opportunities to identify potential acquisition targets for CDI Holdings.

Competition

         We are a young company with a limited operating history for our CDI Consulting division and no operating history for our other two, newly formed divisions. The majority of our operational focus is on identifying and closing one or more acquisitions for our CDI Holdings division. In identifying, evaluating and selecting target businesses, CDI Holdings may encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout and other private equity funds, operating businesses and other entities and individuals, both foreign and domestic, competing for business combinations with Chinese-based companies. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Most of these competitors possess greater financial, marketing, technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that may be available to us through the leverage of our relationships with our consulting clients as well as an alliance with CIIC Investment Banking Services (Shanghai) Company, Limited , our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.

         CDI Consulting competes with a range of companies, from large management consulting companies that offer a broad range of consulting services, to small firms and independent contractors that provide specialized services. Some of our competitors have significantly more financial resources, larger professional staffs and greater brand recognition than we do. Since our consulting business depends in a large part on professional relationships, our business has low barriers of entry for competitors. We believe that our ability to successfully compete for new consulting clients and to retain our existing clients is dependent upon our ability to offer a wide range of services and to effectively respond to our client's needs on a timely and cost effective basis. We cannot assure you that we will compete successfully for new business opportunities or retain our existing clients.

         Our CDI International division will compete against a number of existing import and export companies. The vast majority of these competitors have longer operating histories than our company in this specialized area. We do not, however, presently intend to provide these services to companies other than our subsidiaries and consulting clients.

Government regulation

Doing Business in the PRC

         If we are successful in acquiring one or more operating companies which are located in China, we will be subject to the PRC legal system. Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our future business operations or prospects.

         Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. There can be no assurance that the reforms to China's economic system will continue or that there will not be changes in China's political, economic, and social conditions and changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

         China's Accession into the WTO

         On November 11, 2001, China signed an agreement to become a member of the World Trade Organization ("WTO"), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed, upon its accession to the WTO, to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies for our clients. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights.

         Investment Company Act of 1940

         U.S. companies that have more than 100 shareholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act of 1940. While we do not believe China Direct is an "investment company" within the scope of the Investment Company Act of 1940, historically we have accepted shares of a consulting client's securities as compensation for our services. During the time China Direct was privately held, the holding of these securities did not make us subject to the Investment Company Act of 1940 as we did not meet the shareholder numerical test. Following the share exchange with the Registrant, Evolve One, Inc., however, while our business model has not changed, by virtue of the percentage of the value of marketable equity securities we hold (which were received as compensation for our services and not purchased as an investment) under certain circumstances we could be subject to the provisions of the Investment Company Act of 1940.

         Because Investment Company Act regulation is, for the most part, inconsistent with our strategy of providing business consulting services and overseeing the operations of our subsidiaries, we cannot feasibly operate our business as a registered investment company. Our board of directors has adopted a resolution stating that it is not our intent to become subject to the Investment Company Act of 1940 and authorizing our officers to take such actions as are necessary, including the periodic liquidation of any marketable equity securities we may own to reduce those holdings below the threshold level as prescribed by the Investment Company Act of 1940. If we are deemed to be, and are required to register as, an investment company, we will be forced to comply with substantive requirements under the Investment Company Act of 1940, including:

         *  limitations on our ability to borrow;
         *  limitations on our capital structure;
         *  restrictions on acquisitions of interests in associated companies;
         *  prohibitions on transactions with affiliates;
         *  restrictions on specific investments; and
         * compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

Employees

         As of August 16, 2006 we have 6 full time employees, all based in the U.S. We believe our employee relations to be good.


Legal proceedings

         We are not a party to any pending or threatened legal proceedings.

History of our company

            China Direct was incorporated under the laws of the State of Florida on January 18, 2005.

             On August 16, 2006 CDI and the holders of all the issued and outstanding shares of CDI entered into and consummated a share exchange with the Registrant, Evolve One, Inc. Pursuant to the share exchange, the Registrant acquired 100% of the issued and outstanding shares of CDI's common stock, in exchange for 10,000,000 shares of the Registrant's common stock, which at closing represented approximately 95% of the issued and outstanding shares of the Registrant's common stock. As a result of the transaction, CDI became a wholly owned subsidiary of the Registrant.

HISTORY OF EVOLVE

         We were incorporated on June 7, 1999 in Delaware initially under the name Caprock Corporation to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On November 26, 1999, International Internet, Inc., a Delaware corporation, acquired 100% of our issued and outstanding stock from TPG Capital Corporation, our sole stockholder, pursuant to a stock purchase agreement in exchange for 5,000 shares of common stock of International Internet, Inc. In December 1999 Caprock was merged into International Internet with International Internet being the surviving company. Effective November 21, 2000, International Internet changed its name to Evolve One, Inc.

         Our original business was operated as a developmental stage company in Mr. Cigar, Inc. which was formed in May 1997. Mr. Cigar was in the business of licensing, selling and/or operating cigar vending machines. We formed StogiesOnline.com, Inc. in April 1999. StogiesOnline was an online distributor and retailer of brand name premium cigars within the United States. As a result of the initial success of the StogiesOnline website, we refocused our resources in 1999 into the Internet cigar sales market and other specialty goods. We sold the vending equipment and business of Mr. Cigar in December 1999. As described earlier in this section, in October 2005 we discontinued the operations of StogiesOnline.com.

         In February 1999, we formed GoldOnline.com, Inc. for the purpose of acquiring the domain name GoldOnline.com. The domain name was acquired for $25,000 and 320 shares of our common stock. In June 1999, we sold 100% of the issued and outstanding stock in GoldOnline.com, Inc. for 10,000,000 shares of the common stock of GoldOnline International, Inc. resulting in no gain or loss to us.

         We formed Web Humidor.com Corp. in April 1999. for the purpose of acquiring the domain name WebHumidor.com. The domain name was acquired for $3,000 and 30,000 shares of WebHumidor.com, Corp. common stock and 32 shares of our common stock. This subsidiary remains inactive.

         We acquired American Computer Systems ("ACS") effective September 30, 1999 for $150,000. We sold 80% of our investment effective March 31, 2001 for $500,000, and on September 11, 2001 we sold the remaining 20% interest to an ACS officer in exchange for discharge of any liabilities of ACS.

         We acquired 90% of the capital stock of TheBroadcastWeb.com, Inc. in June 1999 for $18,000 cash and 12 shares of our common stock. On December 14, 2001, we sold our interest to NYCLE Acquisition Corp. Under the terms of the transaction, the purchaser assumed substantially all of the on-going liabilities of TheBroadcastWeb.com, Inc. and we received certain advertising time which was valued at approximately $100,000, consisting of two ad spots per hour, per format for a two year period. The purchaser did not assume an intra-company payable or any liabilities for outstanding federal, state and local taxes as well as payroll obligations incurred prior to December 15, 2001.

         On September 28, 2001, we formed A1DiscountPerfume Inc. and in October 2001, launched a new e-commerce site specializing in men's and women's fragrances. As a result of an increase in charge backs related to the unauthorized use of credit cards by third parties to make online purchases of merchandise from A1DiscountPerfume, as well as significant competition within this market segment, as of December 31, 2004 we discontinued the operations of A1Discount Perfume Inc.

         On June 25, 2004, we purchased the URL www.Auctionstore.com for $6,500. On July 22, 2004 we formed, Auctionstore.com which was to function as an Internet-based seller of consigned merchandise whose primary medium of sales is eBay(TM). In May 2005 we formed a new subsidiary, AuctionStore Franchise Corp., to market and service franchises of AuctionStore.com. This subsidiary is inactive. As described earlier in this section, in October 2005 we discontinued the operations of AuctionStore.com.

RISK FACTORS


Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Current Report on Form 8-K before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

We have limited history of operations and we cannot assure you that our business model will be successful in the future or that our operations will be profitable.

         China Direct began operations in January 2005 and, accordingly, investors have a limited history of operations upon which to evaluate our business. While we reported comprehensive income of $506,133 and $1,214,972 for the fiscal year ended December 31, 2005 and the six months ended June 30, 2006, respectively, our operating results for future periods will include significant expenses, including marketing costs, and administrative and general overhead expenses, which we will incur as we implement our business model to expand our operations, as well as increased legal and accounting fees we will incur as a public company following the reverse merger. As a result, we are unable to predict whether we will achieve profitability in the future. There can be no assurances whatsoever that we will be able to successfully implement our business model, identify and close acquisitions of operating companies, penetrate our target markets or attain a wide following for our services. We are subject to all the risks inherent in an early stage enterprise and our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in those businesses.

The success of our business model is dependent upon our ability to identify and close acquisitions of operating companies in China. The acquisition of new businesses is costly and such acquisitions may not enhance our financial condition.

         Our primary business and operational focus is on our CDI Holdings division. Our growth strategy is to acquire companies and identify and acquire assets and technologies from businesses in China that have services, products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets and there is no guarantee that we will acquire the company after completing due diligence. The process of identifying and consummating an acquisition could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to undisclosed or potential liabilities of acquired companies. If we are successful in closing one or more acquisitions, there are no assurances that the operations of these business will enhance our future financial conditions including to the extent that the businesses acquired in these transactions do not remain competitive, some or all of the goodwill related to that acquisition could be charged against our future earnings, if any.

Our management may be unable to effectively integrate our acquisitions and to manage our growth and we may be unable to fully realize any anticipated benefits of these acquisitions.

         We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. We face particular challenges in that our acquisition strategy is based on Chinese-based target companies. Acquired companies' histories, the geographical location, business models and business cultures will be different from ours in many respects. Even if we are successful in identifying and closing acquisitions of companies, our directors and senior management will face significant challenges in their efforts to integrate the business of the acquired companies or assets and to effectively manage our continued growth. Any future acquisitions will be subject to a number of challenges, including:

         * the diversion of management time and resources and the potential disruption of our ongoing business;
         * difficulties in maintaining uniform standards, controls, procedures and policies; potential unknown liabilities associated with acquired businesses;
         * the difficulty of retaining key alliances on attractive terms with partners and suppliers; and
         * the difficulty of retaining and recruiting key personnel and maintaining employee morale.

         There can be no assurance that our efforts to integrate the operations of any acquired assets or companies will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.

The Investment Company Act of 1940 will limit the value of securities we can accept as payment for our business consulting services which may limit our future revenues.

         All of our revenues to date have been generated from our business consulting services. We have historically accepted stock as payment for our these services and may continue to do so in the future, but only to the extent that it does not cause us to become an investment company under the Investment Company Act 1940. To the extent that we are required to reduce the amount of stock we accept as payment for our business consulting services to avoid becoming an investment company, our future revenues from our business consulting services may substantially decline if our client companies cannot pay our fees in cash which will materially adversely effect our financial condition and results of operations in future periods. Any future change in our fee structure for our business consulting services could also severely limit our ability to attract business-consulting clients in the future.

We may be unable to pay our income taxes on a timely basis.

            For the six months ended June 30, 2006 we recorded an income tax expense of $118,189 and for the period of January 18, 2005 (inception) to June 30, 2005 we recorded an income tax benefit of $(73,039). As we report profitable operations we are required to record income tax expenses on those operations. However, as the majority of our revenues are paid to us in securities, some of which are not freely saleable by us at the time received, our revenue model creates a risk that we will not have sufficient cash resources to satisfy our tax obligations as they become due. At June 30, 2006 our balance sheet reflects a liability for income tax which is payable on revenues we have recognized of $100,503, together with a liability for income tax which will be due on deferred revenues when recognized of $975,196. We will need to raise additional working capital to pay income taxes. Based upon our early stage discussions with several investment banking firms, we believe that we will be able to raise additional capital as needed upon acceptable terms; however, we cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we may be unable to timely pay our income taxes.

We cannot assure you that the current Chinese policies of economic reform will continue. Because of this uncertainty, there are significant economic risks associated with doing business in China.

         Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

         * the Chinese government will continue its pursuit of economic reform policies;

         * the economic policies, even if pursued, will be successful;

         * economic policies will not be significantly altered from time to time; and

         * business operations in China will not become subject to the risk of nationalization.

         We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Because our business model is dependent upon the continued economic reform and growth in China, any change in the Chinese governments policies could materially adversely effect our ability to implement our business model. China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in that country will continue our that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to our company.

We will need additional financing which we may not be able to obtain on acceptable terms.

         We will need to raise additional working capital to implement our business model. While our business model contemplates the issuance of equity securities for the stock of the acquired company, capital may be needed for the acquisition of companies. Capital will also be needed for the effective integration, operation and expansion of these businesses. Our future capital requirements, however, depend on a number of factors, including the financial condition of an acquisition target and its needs for capital, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. Based upon our early stage discussions with several investment banking firms, we believe that we will be able to raise additional capital as needed upon acceptable terms; however, we cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model.

Additional capital raising efforts in future periods may be dilutive to our then current stockholders or result in increased interest expense in future periods.

         In our future capital raising efforts we may seek to raise additional capital through the sale of equity and debt securities or a combination thereof. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

The value of the equity securities we occasionally accept as compensation are subject to adjustment which could result in losses to us in future periods.

         Historically we have accepted equity securities of consulting clients as compensation for our consulting services. These securities are reflected on our balance sheet as "investment in marketable securities held for sale." We evaluate quarterly the carrying value of each investment for a possible increase or decrease in value. Because we do not want to be considered an investment company, it is to our benefit to keep the carrying values of these securities as low as possible. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. In addition, if we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.

Acquisition efforts in future periods may be dilutive to our then current stockholders.

We intend to consummate acquisitions in the future through the issuance of equity or convertible debt securities. As a result, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.


The Company is dependent upon its management and its ability to hire key personnel.

         The success of the Company will be largely dependent on the personal efforts of Yuejian (James) Wang, Marc Siegel and David Stein. Although we have employment agreements with these officers, the loss of the services of any of them would have a material adverse effect on our business and prospects. In addition, in order for us to undertake our operations as contemplated, it will be necessary for us to locate and hire experienced personnel who are bilingual and knowledgeable in the US capital markets, the China markets and GAAP accounting standards. Our failure to attract and retain such experienced personnel on acceptable terms would have a material adverse impact on our ability to grow our business.

If we experience customer concentration, we may be exposed to all of the risks faced by our material customers.

         For the six months ended June 30, 2006, revenues from four of our clients represented approximately 37 %, approximately 23%, approximately 24% and approximately 10% of our total net revenues. For the fiscal year ended December, 31 2005, revenues from three of our clients represented approximately 52%, approximately 24% and approximately 20% of our total net revenues, two of these clients represented 24% and 23% at June 30, 2006. Unless we maintain multiple client relationships, it is likely that we will experience periods during which we will be dependent on a limited number of clients. Dependence on a few clients could make it difficult to negotiate attractive fees for our services and could expose us to the risk of substantial losses if a single dominant client stops conducting business with us. Moreover, to the extent that we are dependent on any single client, we are subject to the risks faced by that client to the extent that such risks impede the client's ability to stay in business and make timely payments to us.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because our stock currently trades below $5.00 per share, and is quoted on the OTC Bulletin Board, our stock is considered a "penny stock" which can adversely affect its liquidity.

         For so long as the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. Finally, as a penny stock we may not be entitled to the protections provided by the Private Securities Litigation Reform Act of 1995.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which no shares are presently issued and outstanding. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management's Discussion and Analysis of Financial Condition and Results of Operations

         The following discussion and analysis should be read in conjunction with our financial statements and the accompanying notes appearing elsewhere in this Report on Form 8-K.

OVERVIEW

         CDI Consulting is a full service advisory division specializing in small Chinese-based companies which are traded on the U.S. public markets. We offer a comprehensive suite of services tailored to the specific needs of our clients. The menu of services offered by CDI Consulting includes:

         *        U.S. representative offices
         *        Translation - English/Chinese
         *        General business consulting services
         *        Merger and acquisition strategy planning and analysis
         * Advice on U.S. capital markets, including assessment of potential sources of investment capital
         *        Coordination of professional resources
         *        Corporate asset evaluation
         *        Public relations and seminars
         * Advice and structure assistance for strategic alliances, partnerships and joint ventures
         *        Modeling/valuation analysis

         We enter into agreements with our consulting clients which provide for a fixed fee to us for our services. The amount of fee varies based upon the scope of the services we render. Historically, a significant portion of our fees have been paid in shares of our client's securities which are valued at fair market value for the purposes of our revenue recognition. Depending upon the particular client, we may receive either unregistered shares with registration rights or a client may issue shares directly to one of our executive officers which are covered under a registration statement and, accordingly, freely saleable. Our policy is to sell securities we receive as compensation in anticipation of short-term market movements and not to hold these securities as investments.

         We currently have a limited number of client companies, including one client company which is a related party, and, accordingly, are dependent on revenues generated from a few clients. For the period of January 18, 2005 (inception) to December 31, 2005 three of our client companies represented approximately 99% of our revenues and the six months ended June 30, 2006fourof our clients represented approximately 94%of our revenues.. Included in our total revenues are revenues from a related party which represented approximately 55% and approximately 37.5% of our total revenues for the period of January 18, 2005 (inception) to December 31, 2005 and the six months ended June 30, 2006, respectively. As hereinafter described, we are expanding our business model which, if successful, will remove our dependence on a limited number of clients.

         The fees due under the contracts with our consulting clients are amortized over the term of the agreement. Our balance sheet at June 30, 2006 appearing elsewhere herein reflects both deferred revenues - short term, which will be recognized by us during the next 12 months, and deferred revenues - long term which will be recognized beyond the 12 month period. In instances where the securities accepted for payment are issued directly to one of our executive officers, we recognize the revenue represented by those securities consistent with our revenue recognition policy and the net value of those securities, after deduction of any costs of those revenues, are then deemed compensation paid to the particular executive officer.

         Our cost of revenues include direct costs we incur in rendering the services to our client companies, which include marketing, legal and accounting fees directly related to the particular client. In addition, we may engage certain third party consultants to assist us in providing the contracted services to our client company and the costs of those third party consultants are included in our cost of revenues. Our arrangements with our consulting clients generally provide that our fee will cover the costs of attorneys, accounting personnel and auditors working on behalf of the client company. As these professional generally will not provide services on a fixed fee basis, and the scope of the services necessary for a particular client company can vary from project to project, our cost of revenues can ultimately be significantly higher than we initially projected which can adversely impact our gross profit margins.

         While it is not our policy to hold securities we accept as payment for services as long-term investments, we are not always able to immediately liquidate such securities as a result of either market conditions or restrictions on resale imposed by Federal securities laws. These unsold securities comprise substantially all of our assets. Our balance sheet reflects investment in trading securities, which are securities which are freely saleable by us, and investments in marketable securities held for sale - related party, which represent securities which are not freely saleable under Federal securities laws. Realized gains or losses on securities are recognized at the time the securities are sold. Unrealized gains or losses on trading securities are recognized on a monthly basis in our statement of operations based upon the changes in the fair market value of the securities. Unrealized gains or losses on investment in marketable securities held for sale are recognized as a component of comprehensive income on a monthly basis based on changes in the fair market value of the securities. These changes in valuations of the securities can have the effect of significantly increasing our net income and comprehensive income, if the price of the securities increases from the original value assigned to it at the time the related revenue was recognized. Conversely, if the price were to decline, such decreases could negatively impact our net income and comprehensive income.

         Based upon both our experiences during our first year of operation as well as the professional experience of our principals, during the second quarter of fiscal 2006 we expanded the scope of our company through the establishment of two additional operating divisions. Our business model for CDI Holdings envisions the acquisition of a majority interest of a Chinese entity in a share exchange, with the amount of our common stock issued in the transaction directly related to the shareholder equity of the acquisition target. We would then utilize resources available to us by virtue of our public company status to provide the necessary capital to our subsidiary to enable it to grow its business and operations. Based upon our early stage discussions with several investment banking firms, we believe that we would be able to use the assistance of an investment banking firm to raise additional capital as needed upon terms which would be acceptable to us. CDI International Trading will generate revenues from management of the import export functions. In certain cases CDI will generate a fixed fee based on the management of the import export process. In certain cases CDI will generate a fee based on the amount of product sold, distributed, shipped, etc.

         Our mission is to create a platform to support, develop and nurture business opportunities arising from the opening of markets in the People's Republic of China. We believe that the combined resources of our three divisions, CDI Holdings, CDI Consulting and CDI International Trading, working in tandem will create a resource equipped to offer comprehensive business solutions to Chinese companies enabling them to successfully access the U.S. markets.

RESULTS OF OPERATIONS

Six months ended June 30, 2006 as compared to the period of January 18, 2005 (inception) to June 30, 2005


                                         Six Months Ended      January 18, 2005         Increase/           Increase/
                                         June 30, 2006         (inception) to          (Decrease)          (Decrease)
                                                                 June 30,2005         $ 2006 vs 2005      % 2006 vs 2005
                                  --------------------------------------------------------------------------------------
                                            (unaudited)            (unaudited)
                                  --------------------------------------------------------------------------------------
Revenues                                        $241,832               $314,850           $(73,018)             (23.2)%
Revenues - related party                         145,000                391,500          $(246,500)             (63.0)%
Total revenues                                  $386,832               $706,350          $(319,518)             (45.2)%

Cost of revenues                                 148,794                 25,503            $123,291                483%
Gross profit                                     238,038                680,847          $(442,809)             (65.0)%

Operating expenses:
Selling, general and
     administrative expenses -
      related parties                             11,252                127,576          $(116,324)             (91.2)%
   Selling, general and
     administrative                              842,088                368,830            $473,258                128%
Total operating expenses                         853,340                496,406            $356,934               71.9%

Operating (loss) income                        (615,302)                184,441          $(799,743)                  NM

                                  --------------------------------------------------------------------------------------
Other income (expense):
   Unrealized gain (loss) on
     trading securities                          273,500                      0             273,500                100%
  Realized gain on sale of
     trading securities                           43,345                      0              43,345                100%

Net (loss) income before
     income tax                                (298,457)                184,441          $(482,898)                  NM

Income tax benefit (expense)                   (118,189)                (73,039)            45,150                   NM
                                 --------------------------------------------------------------------------------------

Net (Loss) Income                              (180,268)                111,402

Unrealized gain on marketable
     securities held for sale,
     net of income tax                         1,395,240              1,040,573          $ 354,667               34.1%
                                               ---------              ---------

Comprehensive income                          $1,214,972             $1,151,975          $  62,517                5.4%
                                  ======================================================================================


NM = not meaningful

Revenues

         Our revenues decreased $319,518 to $386,832 for the six months ended June 30, 2006 as compared to revenues of $706,350 for period of January 18, 2005 (inception) to June 30, 2005. Revenues from a company which is an affiliate of one of our executive officers and directors represented approximately 37.5% and approximately 55.4%, respectively, of our total revenues for the six months ended June 30, 2006 and 2005. Included in our revenues for the six months ended June 30, 2006 are cash revenues of $145,000 and revenues attributable to the value of securities we received as compensation for our services of $241,832. For the period of January 18, 2005 (inception) to June 30, 2005, we received cash revenues of $55,250 and revenues attributable to the value of securities we received as compensation for our services of $651,100. This decrease of approximately 45% in our revenues from period to period is primarily attributable to consulting agreements with longer terms during the six-month ended June 30, 2006 for which fees are recognized over a longer period. At June 30, 2006 we had deferred revenue - short term of $366,300 which will be recognized over the following 12 months, and deferred revenue - long term of $549,450 which will be recognized in periods after June 30, 2007.

         While we continue to market our consulting services, until we raise additional working capital to fund the hiring of additional employees and the expansion of our infrastructure in order to permit us to expand our client base it is unlikely that we will accept engagements from additional consulting clients, thereby limiting our ability to generate revenues in future periods. In addition, and as described elsewhere herein, it is our intention to diversify our operations which includes the acquisition of one or more operating companies. If these acquisitions are consummated, our revenues in future periods will also include revenues attributable to the operations of those subsidiaries. As our ability to acquire operating subsidiaries is subject to a number of condition, most of which are beyond our control, we cannot assure you that we will ever be able to successfully implement our expanded business model or increase our revenues in future periods.

Cost of revenues and gross profit

         Our costs of revenues increased to $148,794, or approximately 38.5% of revenues, for the six months ended June 30, 2006 as compared to $25,503, or approximately 3.6% of revenues, for the period of January 18, 2005 (inception) to June 30, 2005. As a result of this significant increase in cost of revenues as a percentage of sales, our gross profit margin decline to approximately 61.5% for the six months ended June 30, 2006 from approximately 96.4% for the period of January 18, 2005 (inception) to June 30, 2005. Our costs of revenues for the six months ended June 30, 2006 primarily included costs associated with marketing expenses, legal and accounting fees and third party consultants, while our costs of revenues for the period of January 18, 2005 (inception) to June 30, 2005 primarily included legal fees. Because the scope of services can vary under our contracts with our consulting clients, while we will incur additional costs of revenues in future periods related to existing contracts, we are unable to estimate the amount of such expenses. These costs of revenues in future periods will be expensed as incurred and, accordingly, while the revenues from existing contracts will be recognized ratably over the term of the agreement, the gross profit margin on revenues from these deferred revenues can vary from period to period.

Total operating expenses

         Our total operating expenses for six months ended June 30, 2006 increased $356,934, or approximately 72%, from period of January 18, 2005 (inception) to June 30, 2005. Our operating expenses generally consist of selling, general and administrative expenses (SG&A) including officers' and employees' compensation, professional fees, and travel expenses. The increase in total SG&A for the six months ended June 30, 2006 from the period of January 18, 2005 (inception) to June 30, 2005 is primarily attributable to compensation expense of $324,000 related to the value of stock options granted to our executive officers under the terms of employment agreements during the six months ended June 30, 2006 for which we did not have a comparable expense during the period of January 18, 2005 (inception) to June 30, 2005.

         Included in SG&A are expenses paid to related parties. For the six months ended June 30, 2006 our SG&A - related parties represents rent expense of approximately $11,000 on our principal executive offices which we rent on a month to month basis from a company affiliated with one of our executive officers and directors. SG&A - related parties for the six months ended June 30, 2005 included rent expense of approximately $11,000 together with approximately $117,000 which represents the value of shares we received as compensation for services rendered to a consulting client which were assigned to another entity which is affiliated to an executive officer and director. This affiliated entity introduced the consulting client to our company.

          We anticipate that our operating expenses will continue to increase in future periods as we expand our operations and implement our business model. Included in these anticipated increases are salaries and benefits for additional employees, increased marketing and advertising expenses and increased professional fees. We cannot, however, at this time predict the amount of any of these increases.

Other income (expense)

         Other income for six months ended June 30, 2006 represented an unrealized gain on trading securities of $273,500 and a realized gain on sale of trading securities of $43,345, as compared to an unrealized (loss) on trading securities of $(138,175) for the period of January 18, 2005 (inception) to June 30, 2005. As described elsewhere herein, the gain or loss is a function of the market price of the underlying security and these non-cash gains or losses can have a significant impact on our results of operations.

Income tax benefit (expense)

         For the six months ended June 30, 2006 we recorded an income tax expense of $118,189; for the period of January 18, 2005 (inception) to June 30, 2005 we recorded an income tax benefit of $(73,039). As we report profitable operations we are required to record income tax expenses on those operations. However, as the majority of our revenues are paid to us in securities, some of which are not freely saleable by us at the time received, our revenue model creates a risk that we will not have sufficient cash resources to satisfy our tax obligations as they become due. At June 30, 2006 our balance sheet reflects a liability for income tax which is payable on revenues we have recognized of $100,503, together with a liability for income tax which will be due on deferred revenues when recognized of $975,196.

Net (loss) income

         For the six months ended June 30, 2006 we reported a net loss of $180,268 as compared to net income of $111,402 for the period of January 18, 2005 (inception) to June 30, 2005. This net loss is primarily attributable to higher revenues and gross profit margins in the fiscal 2005 period coupled with significantly higher operating expenses in the fiscal 2006 period.

Unrealized gain on marketable securities held for sale, net of income tax

         As described elsewhere herein, if we are unable to sell securities we have received as compensation for our services these securities are classified on our balance sheet as marketable securities held for sale. Unrealized gain on marketable securities held for sale, net of income tax, represents the change in the fair value of these securities as of the end of the financial reporting period. For the six months ended June 30, 2006 we recognized an unrealized gain of $1,395,240 on marketable securities held for sale, net of income tax, as compared to an unrealized gain of $1,040,573 for the period of January 18, 2005 (inception) to June 30, 2005. At June 30, 2006 the marketable securities held for sale - related party represents securities we received as compensation from one of our client companies which is a related party.

Comprehensive income

         We reported comprehensive income of $1,214,972 for the six months ended June 30, 2006 as compared to $1,151,975 for the period of January 18, 2005 (inception) to June 30, 2005. Comprehensive income is the sum of our net income plus unrealized gains on marketable securities held for sale, net of income tax.

Period of January 18, 2005 (inception) to December 31, 2005 ("2005 Period")

Revenues

         We reported revenues of $1,538,428 in revenues for the 2005 Period, which included cash revenues of approximately $236,250 and revenues attributable to the value of securities issued as compensation for our services of approximately $1,302,178. During the 2005 Period we were engaged by four client companies to provide consulting services, and the revenue from each of these agreements was recognized in the 2005 Period as a result of the terms of the respective agreement. For the 2005 Period, revenues from a company which is an affiliate of one of our executive officers and directors represented approximately 55% of our total revenues.

Cost of revenues and gross profit

         Our cost of revenues for the 2005 Period was $109,522 which resulted in gross profit to us of $1,428,906 for the 2005 Period. Our costs of revenues for the 2005 Period primarily included costs associated with marketing expenses, legal and accounting fees and third party consultants. Generally, in the early stage of a consulting agreement the professional fees will be lower than in later stages of the engagement as we will not incur direct costs associated with the filing by a client company of a registration statement with the SEC and, in the instance of a client company which has undertaken a reverse merger with a publicly traded shell company, the principals of the shell company may have paid certain of the professional fees associated with the reverse merger as part of the overall business terms of the transaction.

Total operating expenses

         Our total operating expenses for the 2005 Period are comprised of SG&A expenses which totaled $698,472. Approximately $400,000 of SG&A expenses for the 2005 Period are executive compensation representing the value of securities issued directly to our executive officers by our client companies as compensation to us under contracts. The balance of SG&A expenses included general overhead expense, travel, professional fees and consulting expenses.

         SG&A expenses for the 2005 Period included $141,188 paid to related parties which included approximately $24,000 in rental expense and approximately $117,000 which represented the value of shares we received as compensation for services rendered to a consulting client which were assigned to another entity which is affiliated to an executive officer and director and an introduction fee.

Other income (expense)

         Other income for the 2005 Period included an unrealized gain on trading securities of $28,650 and a realized gain on sale of trading securities of $6,176.

Income tax expense

         For the 2005 Period we recorded an income tax expense of $(304,428). As described elsewhere herein, as the majority of our revenues are paid to us in securities, some of which are not freely saleable by us at the time received, our revenue model creates a risk that we will not have sufficient cash resources to satisfy our tax obligations as they become due. At December 31, 2005 our balance sheet reflects a liability for income tax which is payable of $293,083, together with a liability for a deferred income tax payable of $41,045.

Net income

         For the 2005 Period we reported net income of $460,832.

Unrealized gain on marketable securities held for sale, net of income tax

         For the 2005 Period we recognized an unrealized gain of $45,300 on marketable securities held for sale, net of income tax.

Comprehensive income

         We reported comprehensive income, which is the sum of our net income plus unrealized gains on marketable securities held for sale, net of income tax, of $506,132 for the 2005 Period.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At June 30, 2006, we had cash on hand of approximately $66,000. and working capital of approximately $2,434,000. Our current assets primarily include approximately $256,267 in prepaid executive compensation which represents prepaid bonuses which will be expensed ratably over the term of the employment agreement (subject to forfeiture if the agreement is terminated), $616,000 in investment in trading securities and approximately $3,120,000 in investments in marketable securities held for sale - related party. Our current liabilities primarily consist of $366,300 of deferred revenues - short term which will be recognized during the next 12 months, $100,503 of income tax payable, $143,430 due on demand to our executive officers for funds advanced to us for working capital and $975,196 of deferred income tax payable. While the value of investment in marketable securities held for sale - related party represent substantially all of our current assets, we are not presently able to liquidate these securities and generate cash to pay our operating expenses. As these securities were issued to us by a related party which is a non-reporting company whose securities are quoted on the Pink Sheets, under Federal securities laws these securities cannot be readily resold by us generally absent a registration of those securities under the Securities Act of 1933. We have been advised by the client company that it does not presently have an intention to so register such shares. Accordingly, while under generally accepted accounting principles we are required to reflect the fair value of these securities on our balance sheet, they are not readily convertible into cash.

         Net cash used in operating activities for six months ended June 30, 2006 increased to $352,870 from $41,109 for the period of January 18, 2005 (inception) to June 30, 2005. This change, which includes our net loss for the for six months ended June 30, 2006 of $180,268, is primarily attributable to non-cash adjustments to reconcile our net loss to net cash used in operating activities including the value of securities received for our services and the value of securities assigned to employees and consultants as compensation for their services to us, as well as changes in our operating assets and liabilities including increases in our prepaid executive compensation and deferred tax liabilities which were offset by increases in deferred revenues.

         Net cash provided by investing activities was $111,337 for the six months ended June 30, 2006 as compared to net cash used by investing activities of $12,423 for the period of January 18, 2005 (inception) to June 30, 2005. This change is primarily attributable to $115,345 we received from the sale of trading securities during the six months ended June 30, 2006. These securities had been received by us as compensation for our services.

         Net cash provided by financing activities for the six months ended June 30, 2006 was $267,698 and includes $8,637 advanced to us by our executive officers for working capital and $259,061 of capital contributed by those officers. For the period of January 18, 2005 (inception) to June 30, 2005 proceeds lent to us by our executive officers was $64,286. The amounts due these officers are reflected on our balance sheet at June 30, 2006.

                  As described earlier in this section, we are in the process of expanding our operations which should diversify our revenue sources. If we are to fully implement our business plan, including the acquisition of operating companies, our dependence on revenues from a limited number of clients, as well as the challenges which of a revenue model in which revenue is received in the form of equity which may not be readily convertible into cash, should be dissipated. In order to pursue the expansion of our business plan, our use of cash will be substantial for the foreseeable future and will exceed our cash flow from operations during the next 12 months. As we are not able to readily liquidate the marketable securities held for sale - related party we are holding we do not presently have sufficient cash resources to satisfy our obligations, including our tax liabilities, hire additional employees and otherwise increase our levels of operations.

         It is our intent to seek additional capital in the private and/or public equity markets during fiscal 2006. If we raise additional working capital through the issuance of equity securities, existing stockholders will in all likelihood experience significant dilution. If we raise additional working capital through the issuance of debt, our interest expense will increase and adversely affect our ability to report profitable operations in future periods. Further, we may not be able to obtain additional financing when needed or on terms favorable to us. Because we have no commitment for additional capital, we cannot guarantee you that we will be successful in raising such additional funds. If we are unable to generate sufficient cash when and as needed, we would not only be unable to fully implement our business model to expand our operations and acquire additional companies, we could be unable to satisfy our current obligations and operating expenses.

CRITICAL ACCOUNTING POLICIES

         A summary of significant accounting policies is included in Note 2 to the accompanying audited financial statements for the period ended December 31, 2005. We believe that the application of these policies on a consistent basis enables our company to provide useful and reliable financial information about the company's operating results and financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         We account for stock options issued to employees in accordance with the provisions of SFAS No. 123(R), "Share-Based Payment," In December 2004, the FASB issued SFAS No. 123(R) which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS
123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively. The valuation of such share-based payments requires significant judgment. We exercise our judgment in determining the various assumptions associated with the associated share-based payments as well as the expected volatility related to their fair value. We base our estimate of the share-based payments on our interpretation of the underlying agreements and historical volatility of our stock price.

         We account for our investment in equity securities pursuant to Statement of Financial Accounting Standards ("SFAS") No.115. This standard requires such investments in equity securities that have readily determinable fair values be measured at fair value in the balance sheet and that unrealized holding gains and losses for investments in available-for-sale equity securities and investments in trading equity securities be recorded as a component of stockholders' equity and statement of operations, respectively. Furthermore, it provides that if factors leads us to determine that the fair value of certain financial instruments is impaired, that we should adjust the carrying value of such investments to its fair value.

Revenue Recognition

         We generally provide our services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. Our revenues are derived from a certain predetermined fixed fee for the services it provides to our customers. The fee will vary based on the scope of its services.

         A significant portion of the services we provide are paid in shares and other equity instruments issued by our clients. These instruments are classified as marketable securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No.
115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services." Primarily all of the equity instruments are received from small public companies.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is still assessing the impact the adoption of FIN 48 will have on its financial statements.


ITEM 3. DESCRIPTION OF PROPERTY

Our principal executive office is located in approximately 1,200 square feet of office space which we sublease under an unwritten arrangement that can be terminated at will from two related parties, one related party owned by Marc Siegel, our president and director, and one related party owned by Yuejian (James) Wang, our Chief Executive officer and director for approximately
$2,800 a month.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

At August 14, 2006, there were 10,526,120 shares of our common stock issued and outstanding. The following table sets forth, as of that date information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;

         -  each director;

         -  each executive officer; and

         -  all executive officers and directors as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 5301 N. Federal Highway, Suite 120, Boca Raton, FL, 33487. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from August 14, 2006 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of that date have been exercised or converted.

Name of                          Amount and Nature of              Percentage
Beneficial Owner                 Beneficial Ownership               of Class
----------------                 --------------------                --------
Yuejian (James) Wang (1)                4,800,000                        42%
Marc Siegel (2)                         4,800,000                        42%
David Stein (3 )                        2,483,114                        23%
Yi (Jenny)  Liu  (4)                                 0                        na
All officers and directors as
  a group (four persons)(5)            12,083,114                        97%



(1) Includes options to purchase 400,000 shares of our common stock with an exercise price of $0.01 per share and options to purchase 400,000 shares of our common stock with an exercise price of $2.50 per share. Does not include 1,400,000 shares issuable upon exercise of options which have not vested.

(2) Includes options to purchase 400,000 shares of our common stock with an exercise price of $0.01 per share and options to purchase 400,000 shares of our common stock with an exercise price of $2.50 per share. Does not include 1,400,000 shares issuable upon exercise of options which have not vested.

(3) Includes options to purchase 200,000 shares of our common stock with an exercise price of $0.01 per share and options to purchase 200,000 shares of our common stock with an exercise price of $2.50 per share. Does not include 700,000 shares issuable upon exercise of options which have not vested.

(4) Does not include 48,000 shares issuable upon exercise of options which have not vested.

(5) Includes footnotes (1) through (4)

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS


Name                             Age         Title

Yuejian (James) Wang, Ph.D.      44     CEO, Chairman of the Board of Directors
Marc Siegel                      46     President, Director
David Stein                      34     Chief Operating Officer, Director
Yi (Jenny) Liu                   34     Vice President, Finance

Yuejian (James) Wang, Ph.D., Chief Executive Officer and Chairman of the Board. Dr. Wang has served as our CEO and Chairman of the Board of Directors since August 16, 2006. Dr.. Wang, a founder of China Direct Investments, Inc., has served as its CEO and Chairman of its Board of Directors since its inception in January 2005. From 2001 to 2004, he was President and Chairman of the Board of Directors of Genesis Technology Group, Inc. (OTCBB: GTEC), a business development firm that fosters bilateral commerce between Western and Chinese companies. From 2000 until 2001, Dr. Wang was President, Chief Operating Officer and director of China Net & Technologies, Inc., a technology firm. From 2000 until 2001, Dr. Wang was Vice President, Chief Operating Officer and director of

Tensleep Corporation (OTCBB: TENS), a California-based integrated Internet company that acquired and licensed technology, identified, acquired and developed development-stage technology and service entities and focused on the Internet infrastructure market-PC, application-ready devices. From January 2000 until November 2000, Dr. Wang was President of Master Financial Group, Inc., a St. Paul, Minnesota-based company which was a wholly-owned subsidiary of Tensleep Corporation that provided consulting services for small private and public entities in the area of corporate finance, investor relations and business management. Between 1997 and 2000, Dr. Wang was a research scientist and Assistant Professor, Lab Director at the University of Minnesota, School of Medicine. Dr. Wang received a Bachelor of Science degree from the University of Science and Technology of China in Hefei, China in 1985, a Master of Science Degree from the Shanghai Second Medical University, Shanghai, China in 1988, and his Ph.D. degree from the University of Arizona in 1994, Tucson, Arizona.

Marc Siegel, President and Director.
 Mr. Siegel has served as our President and Director since August 16, 2006. Mr. Siegel, a founder of China Direct Investments, Inc., has served as its President and director since its inception in January 2005. Mr. Siegel serves as general partner of Edge Capital Partners, Ltd., an exclusive private investment fund. In 2003 Mr. Siegel founded, and he is currently president of, Edge, LLC a private multi faceted investment consulting firm. Prior to Edge, LLC, from January 2001 to October 2002, Mr. Siegel served as President of vFinance Investments, Inc., an NASD member and full service financial services organization, where his responsibilities included investment banking, supervisor of all trading activities, and retail sales. Prior to vFinance, Inc., in 1997 Mr. Siegel founded First Level Capital, Inc., an NASD member merchant banking company. Mr. Siegel served as CEO of First Level Capital, Inc. until it was acquired by vFinance, Inc. in December 2000. Prior to establishing First Level Capital, Inc., from July 1997 to September 1997, Mr. Siegel was a partner of Grady & Hatch & Co., Inc. where he served as President and Managing Director. From September 1993 until June 1997, Mr. Siegel was responsible for sales and marketing, recruiting, motivating and leading an 80-person sales force, which he directly supervised at Commonwealth Associates. From September 1985 to 1993, Mr. Siegel was at Lehman Brothers, Inc. Initially Mr. Siegel worked at Lehman's Atlanta office where he served as its sales manager. Subsequently from 1990 to 1992, he served as sales manager/branch manager of its Houston and New York offices. Mr. Siegel received a Bachelor of Arts degree and graduated "Cum Laude" from Tulane University in 1981. Mr. Siegel holds the following licenses; NASD Series 7 (Full Registration General Securities Representative); Series 8 (General Securities Sale Supervisor) Series 24 (General Securities Principal) Series 55 (Limited Representative Equity Trader) Series 63 (Uniform Securities Agent State Law Examination) and Series 65 (Uniform Investment Advisor Law) examination qualified and since Mr. Siegel is not currently employed by a NASD member firm the licenses are considered inactive.

In April, 2005, Mr. Siegel entered into a Consent Order with the Securities and Exchange Commission (Administrative Proceeding File No. 3-11896) suspending him from association in a supervisory or proprietary capacity with any broker/dealer for a period of 12 months and included payment of a $25,000 penalty. Mr. Siegel was formerly President of vFinance Investments, Inc., an NASD member broker/dealer. In that capacity, Mr. Siegel had responsibility for establishing and implementing policies and procedures for supervision of vFinance's traders. During November and December 2001, a trader then associated with vFinance assisted a stock promoter in manipulating the market for securities without the knowledge of either vFinance or Mr. Siegel. The SEC determined that Mr. Siegel, who had no disciplinary history, had failed reasonably to supervise the trader, a registered representative subject to his supervision.

David Stein, Chief Operating Officer.
Mr. Stein has served as our Chief Operating Officer and Director since August 16, 2006. Mr. Stein, a founder of China Direct Investments, Inc, has served as its Chief Operating Officer, responsible for the inter management of the U.S. operations since its inception in January 2005and as a director since June 2006. From 2001 until 2005, Mr. Stein was Vice President of Investment Banking at vFinance Investments, Inc. a division of vFinance, Inc., an NASD member and full service financial services organization. Mr. Stein has been a broker with Lehman Brothers from August 1993 to August 1994, PaineWebber, Inc. from August 1994 to April 1999, and Morgan Stanley, from April 1999 to July 2000. . Mr. Stein has been involved in equity and debt offerings at the public and private level. Mr. Stein holds a NASD Series 7 (Full Registration General Securities Representative) and since Mr. Stein is not currently employed by a NASD member firm the licenses are considered inactive. Mr. Stein graduated from the School of Management at Boston University with a bachelor of science degree in business administration.

Yi (Jenny) Liu, Vice President of Finance
Ms. Liu has served as our Vice President of Finance since August 16, 2006. Ms. Liu is responsible for management of financial reporting as well as internal accounting controls for our clients and subsidiaries. Ms. Liu, has served as Vice President of Finance of China Direct Investments, Inc. since June 5, 2006. From 2001until 2006 Ms. Liu was a supervisor with Hill, Taylor LLC, a Chicago-based public accounting firm, where her significant assignments included audits of public and private companies, tax preparation, management consulting, staff instruction, and recruiting. From 1995-2000 Ms. Liu was Accounting Manager with Mitsui Company, a Japanese company which manufactures and sells consumer electronics, primarily monitors and semiconductors, operating in the Shanghai office. Ms. Liu received a Bachelor of Science degree from Shanghai University of Engineering Science, Shanghai, China in 1995, and a Master of Business Administrative degree from University of Illinois at Chicago in 2001, Chicago, Illinois. Since April 2006, Ms. Liu has been a registered CPA in the State of Illinois.

Consultants

         On March 1, 2006, CDI entered into a one-year agreement with Richard Galterio pursuant to which Mr. Galterio has been engaged to provide general business consulting and to identify, evaluate and structure potential mergers and acquisitions. As compensation for his services, CDI issued him an aggregate of 1,450,000 options to purchase shares of our common stock as follows:
1,000,000 options exercisable at $.30 per share and vesting 1/1/07, 100,000 options exercisable at $2.50 per share and vesting 1/1/07, 100,000 options exercisable at $5.00 per share and vesting 1/1/07, 125,000 options exercisable at $7.50 per share and vesting 1/1/08, and 125,000 options exercisable at $10.00 per share and vesting 1/1/09, for an aggregate compensation value of $ $219,500 for financial reporting purposes. These options were exchange for identical options in Evolve pursuant to the Share Exchange Agreement. These options, however, shall become null and void unless: a) Mr. Galterio joins CDI on or before September 30, 2006; and b) Mr. Galterio renders at least three months of full time service to CDI as an employee. Upon the occurrence of both the foregoing events, the options shall become fully vested and exercisable. For Mr. Galterio's mergers and acquisitions work performed on transactions introduced by us, we will pay him 5% of the gross transaction value. Mr. Galterio currently is a principal and chief operating officer of Skyebanc, Inc., a NASD member firm.

DIRECTORS' COMPENSATION

         While we do not have an established compensation policy for our directors, from time to time we may issue members of our Board of Directors options as compensation for their services to us in those positions. During fiscal 2005 we issued an aggregate of 1,000 shares of our common stock valued at $9,000 to Messrs. Robert Sands and Lonnie Sciambi, who were then members of our Board of Directors, as compensation for their services.

DIRECTOR INDEPENDENCE, AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND AUDIT COMMITTEE FINANCIAL EXPERT

         As our Board of Directors is comprised of only one individual we do not have any directors who are "independent" within the meaning of definitions established by the Securities and Exchange Commission. We anticipate that if we are successful in closing a business combination with an operating entity, that our future Board of Directors will include members who are independent. We do not currently have any committees of our Board of Directors. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee of our Board of Directors.

         Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         o understands generally accepted accounting principles and financial statements,

         o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

         o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

         o  understands internal controls over financial reporting, and

         o  understands audit committee functions.

CODE OF ETHICS

         Effective November 18, 2002, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our President (being our principal executive officer) as well as all employees. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

         o  compliance with applicable governmental laws, rules and regulations;

         o the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

         o accountability for adherence to the Code of Business Conduct and Ethics.

         Our Code of Business Conduct and Ethics requires, among other things, that all of our company's personnel are accorded full access to our President with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of our company's personnel are to be accorded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President.

         In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company's President. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President, the incident must be reported to any member of our Board Of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

         We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to 5301 N. Federal Highway, Suite 120, Boca Raton, FL, 33487.

ITEM 6. EXECUTIVE COMPENSATION

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such (the "Named Executive Officers") whose annual compensation exceeded $100,000.

                                          SUMMARY COMPENSATION TABLE

                               Annual Compensation                       Long-term Compensation
                      --------------------------------------   ---------------------------------------------

Name                                                Other                     Securities                All other
and                                                 Annual     Restricted     underlying       LTIP      compen-
principal             Fiscal    Salary      Bonus   Compen-      stock         options/        payouts   sation
position              Year        ($)        ($)    sation($)    awards($)     SARs(#)          ($)       ($)
-------------------   ------   --------    ------   --------    ---------    ----------       --------- -------

Irwin Horowitz (1)     2005    $ 12,000    $    0    $  0        $  0          550,000           $  0     $  0

Gary Schultheis (2)    2005    $  2,000    $    0    $  0        $  0          100,000           $  0     $  0
                       2004    $   (4)     $    0    $  0        $  0              320           $  0     $  0
                       2003    $100,000    $5,572    $  0        $  0                0           $  0     $  0

Herbert Tabin (3)      2005     $  2,000   $    0    $  0        $  0          100,000           $  0     $  0
                       2004     $     (4)  $    0    $  0        $  0              320           $  0     $  0
                       2003     $100,000   $5,572    $  0        $  0                0           $  0     $  0

(1) Dr. Horowitz served as our President and Chief Executive Officer from January 22, 2005 to May 25, 2006. In January 2005 we granted Dr. Horowitz options to purchase 500,000 shares of our common stock with an exercise price of $30.00 per share expiring in January 2013 valued at $3,500,000 and in March 2005 we granted him options to purchase 50,000 shares of our common stock with an exercise price of $0.1 per share valued at $700,000 as additional compensation. Excludes compensation paid to Diversifax Inc., a company of which Dr. Horowitz is an officer, director and principal shareholder, under the terms of a management agreement. See "Certain Relationships and Related Transactions" described below.

(2) Mr. Schultheis served as our President from February 1998 until January 2005. As compensation under the Separation and Severance Agreement entered into with Mr. Schultheis in January 2005 we paid him $6,144 and issued him options to purchase 100,000 shares of our common stock at an exercise price of $30.00 per share expiring in January 2013 which were valued at $700,000. During fiscal 2004 we granted Mr. Schultheis options to purchase 320 shares of our common stock with an exercise price of $.16375 per share expiring in January 2009 as additional compensation.

(3) Mr. Tabin served as our Director of Marketing from February 1998 until January 2005. As compensation under the Separation and Severance Agreement entered into with Mr. Tabin in January 2005 we paid him $6,144 and issued him options to purchase 100,000 shares of our common stock at an exercise price of $30.00 expiring in January 2013 which were valued at $700,000. During fiscal 2004 we granted Mr. Tabin options to purchase 320 shares of our common stock with an exercise price of $.16375 per share expiring in January 2009 as additional compensation.

(4) In 2004 and 2003 we accrued $248,074 and $230,000 in salaries for Messrs. Schultheis and Tabin in accordance with the terms of their employment agreement. On December 20, 2004 Messrs. Schultheis and Tabin forgave $478,074 of these accrued salaries.


EMPLOYMENT AGREEMENTS

         In August 2006 we entered into an employment agreement with Dr. Wang to serve as our CEO and a member of our board of directors. Dr.
Wang had previously been a party to an employment agreement with China Direct Investments, Inc. which terminated on the closing date of the stock purchase agreement

     Under the terms of his employment agreement which expires on December 31, 2009, Dr. Wang will receive an annual base salary of $100,000 for fiscal 2006, which escalates during the term of the agreement to $150,000 for fiscal 2007, $200,000 for fiscal 2008 and $250,000 for fiscal 2009. He was also granted five-year options to purchase 2,200,000 shares of our common stock a portion of which vest over a three year period and are exercisable at prices ranging from $0.01 to $10.00 per share as additional compensation. These options were identical to options he had previously held in China Direct Investments, Inc. which were exchanged for options in our company pursuant to the terms of the stock purchase agreement. Dr. Wang is entitled to annual bonuses as determined by the board of directors based upon their evaluation of a variety of factors including our revenues, net income and other financial and operating factors the Board deems appropriate. Throughout the first quarter of 2006, CDI assigned a portion of shares it received by two of its clients to Dr. Wang as a prepaid bonus, subject to forfeiture if the agreement under which CDI received the shares is terminated, valued at an aggregate of $236,832. Dr. Wang is also entitled to participate in any of our employee benefit plans and he will be reimbursed for reasonable business expenses incurred by him on our behalf. The employment agreement also contains customary confidentiality and non-compete provisions.

            Dr. Wang's employment may be terminated upon his death or disability, and with or without cause. In the event we should terminate his employment upon his death or disability, for cause (as defined in the agreement) or if he should resign, he is entitled to payment of his base salary through the date of termination, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses and any employment benefits, if any, that he is then legally entitled to receive. At our option we may terminate his employment without cause in which event he is entitled to payment of his base salary through the date of termination and for a period of the earlier of 18 months or the expiration date of the agreement, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses, any employment benefits, if any, that he is then legally entitled to receive and all unvested options will immediately vest and become exercisable.

         In August 2006 we entered into an employment agreement with Mr. Marc Siegel to serve as our President and a member of our board of directors. Mr. Siegel had previously been a party to an employment agreement with China Direct Investments, Inc., which terminated on the closing date of the stock purchase agreement

         Under the terms of his employment agreement, which expires on December 31, 2009, Mr. Siegel will receive an annual base salary of $100,000 for fiscal 2006, which escalates during the term of the agreement to $150,000 for fiscal 2007, $200,000 for fiscal 2008 and $250,000 for fiscal 2009. He was also granted five-year options to purchase 2,200,000 shares of our common stock a portion of which vest over a three year period and are exercisable at prices ranging from $0.01 to $10.00 per share as additional compensation. These options were identical to options he had previously held in China Direct Investments, Inc. which were exchanged for options in our company pursuant to the terms of the stock purchase agreement. Mr. Siegel is entitled to annual bonuses as determined by the board of directors based upon their evaluation of a variety of factors including our revenues, net income and other financial and operating factors the Board deems appropriate. Throughout the first quarter of 2006, CDI assigned a portion of shares it received by two of its clients to Mr. Siegel as a prepaid bonus, subject to forfeiture if the agreement under which CDI received the shares is terminated, valued at an aggregate of $366,252. Mr. Siegel is also entitled to participate in any of our employee benefit plans and he will be reimbursed for reasonable business expenses incurred by him on our behalf. The employment agreement also contains customary confidentiality and non-compete provisions.

            Mr. Siegel's employment may be terminated upon his death or disability, and with or without cause. In the event we should terminate his employment upon his death or disability, for cause (as defined in the agreement) or if he should resign, he is entitled to payment of his base salary through the date of termination, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses and any employment benefits, if any, that he is then legally entitled to receive. At our option we may terminate his employment without cause in which event he is entitled to payment of his base salary through the date of termination and for a period of the earlier of 18 months or the expiration date of the agreement, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses, any employment benefits, if any, that he is then legally entitled to receive and all unvested options will immediately vest and become exercisable.

         In August 2006 we entered into an employment agreement with Mr. David Stein to serve as our Chief Operating Officer, secretary and a member of our board of directors. Mr. Stein had previously been a party to an employment agreement with China Direct Investments, Inc., which terminated on the closing date of the stock purchase agreement

     Under the terms of his employment agreement, which expires on December 31, 2009, Mr. Stein will receive an annual base salary of $75,000 for fiscal 2006, which escalates during the term of the agreement to $100,000 for fiscal 2007 and fiscal 2008 and $125,000 for fiscal 2009. He was also granted five-year options to purchase 1,100,000 shares of our common stock a portion of which vest over a three year period and are exercisable at prices ranging from $0.01 to $10.00 per share as additional compensation. These options were identical to options he had previously held in China Direct Investments, Inc. which were exchanged for options in our company pursuant to the terms of the stock purchase agreement. Mr. Stein is entitled to annual bonuses as determined by the board of directors based upon their evaluation of a variety of factors including our revenues, net income and other financial and operating factors the Board deems appropriate. Throughout the first quarter of 2006, CDI assigned a portion of shares it received by two of its clients to Mr. Stein as a prepaid bonus, subject to forfeiture if the agreement under which CDI received the shares is terminated, valued at an aggregate of $165,716. Mr. Stein is also entitled to participate in any of our employee benefit plans and he will be reimbursed for reasonable business expenses incurred by him on our behalf. The employment agreement also contains customary confidentiality and non-compete provisions.

            Mr. Stein's employment may be terminated upon his death or disability, and with or without cause. In the event we should terminate his employment upon his death or disability, for cause (as defined in the agreement) or if he should resign, he is entitled to payment of his base salary through the date of termination, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses and any employment benefits, if any, that he is then legally entitled to receive. At our option we may terminate his employment without cause in which event he is entitled to payment of his base salary through the date of termination and for a period of the earlier of 18 months or the expiration date of the agreement, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses, any employment benefits, if any, that he is then legally entitled to receive and all unvested options will immediately vest and become exercisable.

         On January 26, 2005 we entered into a three-year employment agreement with Dr. Irwin Horowitz to serve as our President and Chief Executive Officer. On May 25, 2006, Dr. Horowitz resigned and Evolve and Dr. Horowitz agreed that each party shall have no further rights and obligations under the employment agreement.

SEPARATION AND SEVERANCE AGREEMENTS

         In January 2002, we entered into employment agreements with Mr. Gary Schultheis, our then President, and Mr. Herb Tabin, our then Director of Marketing. The terms of the contracts were identical and expired in January 2009. The annual salary under each of the agreements was $150,000, which was to be increased by 10% each year, and provided for the annual granting of stock options to purchase 320 shares of our common stock at an exercise price of the average of closing price for the five trading days preceding the anniversary date less 15% percent each year.

         On January 26, 2005 Messrs. Schultheis and Tabin each entered into separate Separation and Severance Agreements with us pursuant to which they provided their resignations and also agreed to the termination of their employment agreements. Each individual received options to purchase up to 100,000 shares of common stock at an exercise price of $30.00 per share expiring January 26, 2013, and both were paid the sum of $6,144 to defray health insurance premiums for the ensuing six months. The Separation and Severance Agreements contain restrictions against either Messrs. Schultheis or Tabin soliciting or doing business with our past or current customers for a period of three years. We also agreed to indemnify each of Messrs. Schultheis and Tabin in any matters arising from their employment with our company, subject to certain limitations.

STOCK OPTION INFORMATION

         The following table sets forth certain information with respect to stock options granted in fiscal 2005 to the Named Executive Officers.

                  OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2005
                               (INDIVIDUAL GRANTS)

                      NO. OF SECURITIES     % OF TOTAL OPTIONS/SARs
                      UNDERLYING OPTIONS     GRANTED TO EMPLOYEES          EXERCISE      EXPIRATION
     NAME                SARs GRANTED          IN FISCAL YEAR                PRICE           DATE
     ----              ------------------     -----------------------       --------     ------------

Dr. Irwin Horowitz          550,000                     66.9%                 (1)              (1)
Gary Schultheis             100,000                     12.2%               $30.00      January 2013
Herb Tabin                  100,000                     12.2%               $30.00      January 2013



(1) Includes options to purchase 500,000 shares of our common stock with an exercise price of $30.00 per share expiring in January 2013 and options to purchase 50,000 shares of our common stock with an exercise price of $0.1 expiring in March 2013.

         The following table sets forth certain information regarding stock options held as of December 31, 2005 by the Named Executive Officers.

           AGGREGATE OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2005
                           AND YEAR-END OPTION VALUES

                                                    NO. OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                        SHARES                         OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                       ACQUIRED      VALUE          DECEMBER 31, 2005            DECEMBER 31, 2005(1)
                         ON         REALIZED    ---------------------------  ---------------------------
NAME                   EXERCISE        $       EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                   --------    --------     ----------   -------------   -------------  -------------

Dr. Irwin Horowitz     320          $  0        550,000          0               $ 230,000            n/a
Gary Schultheis          0           n/a        100,000          0               $     (1)            n/a
Herb Tabin               0           n/a        100,000          0               $     (1)            n/a


(1) The dollar value of the unexercised in-the-money options is calculated based upon the difference between the option exercise price and $0.047 per share, being the last sale price of our common stock on December 31, 2005 as reported by the OTC Bulletin Board. As the exercise price of the outstanding options are $30.00 per share, based upon the trading price of our common stock on December 31, 2005 none of these outstanding options are in the money at December 31, 2005.

(2) Dr. Horowitz holds options to purchase 500,000 shares of common stock with an exercise price of $30.00 per share which were out of the money at December 31, 2005 and options to purchase 50,000 shares of common stock with an exercise price of $0.1 per share which were valued at $230,000 at December 31, 2005.

STOCK OPTION PLANS

         We presently have three stock option plans, our Evolve One, Inc. Stock Option Plan (the "1999 Plan"), our 2005 Equity Compensation Plan (the "2005 Plan") and our 2006 Equity Compensation Plan (the "2006 Plan"). The purpose of the each of the 1999 Plan, the 2005 Plan and 2006 Plan is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent, including our officers and directors, key employees, consultants and independent contractors. Our officers, directors, key employees and consultants are eligible to receive awards under the each of the plans. Only our employees are eligible to receive incentive options.

         Our plans are administered by our Board of Directors. The Board of Directors determines, from time to time, those of our officers, directors, employees and consultants to whom plan options will be granted, the terms and provisions of the plan options, the dates such plan options will become exercisable, the number of shares subject to each plan option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of our plans, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors.

         The Board of Directors may amend, suspend or terminate either the 1999 Plan, the 2005 Plan or the 2006 Plan at any time, except that no amendment shall be made which:

         o increases the total number of shares subject to the plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization),

         o  affects outstanding options or any exercise right thereunder,

         o  extends the term of any option beyond 10 years, or

         o  extends the termination date of the plan.

    Unless the plan is earlier suspended or terminated by the Board of Directors, each plan terminates 10 years from the date of the plan's adoption. Any termination of the plan does not affect the validity of any options previously granted thereunder.

Evolve One, Inc. Stock Option Plan

         In November 1999, our Board of Directors adopted our 1999 Plan, which was approved by a majority of the stockholders at a meeting on November 11, 1999. Under the 1999 Plan we have reserved 80,000 shares of common stock for the grant of qualified incentive options or non-qualified options. On August 14, 2006, we had options to purchase an aggregate of 480 shares of common stock outstanding under the 1999 Plan at exercise prices ranging from $0.0125 to $56.25 per share.

         The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

         Plan options granted under the 1999 Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify. Any incentive option granted under the 1999 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Non-qualified options must provide for an exercise price of not less than 85% of the fair market value of our common stock on the date of grant.

         The per share purchase price of shares subject to options granted under the 1999 Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the 1999 Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death, disability or mental incapacity of the option holder, or in the instance of options granted to employees, the termination of that employee's employment with our company.

2005 Equity Compensation Plan and 2006 Equity Compensation Plan

         On May 6, 2005, our Board of Directors authorized the 2005 Plan covering 1,000,000 shares of common stock. .Since the 2005 Plan was not approved by our stockholders prior to May 6, 2006, incentive stock options may not be awarded under the 2005 Plan and any incentive stock options previously awarded under the 2005 Plan shall be converted into non-qualified options upon terms and conditions determined by the Board, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted. As of August 14, 2006, we had options to purchase an aggregate of 200,500 shares of common stock outstanding under the 2005 Plan at exercise prices ranging from $7.50 to $30.00 per share.

            On August 16, 2006, our Board of Directors authorized the 2006 Plan covering 10,000,000 shares of common stock, which was approved by a majority of our shareholders on August 16, 2006. As of August 16, 2006, we had options to purchase an aggregate of 9,046,000 shares of common stock outstanding under the 2006 Plan at exercise prices ranging from $0.01 to $10.00 per share.

         Plan options under the 2005 Plan may only be issued as non-qualified options. Plan options under the 2006 Plan may either be options qualifying as incentive stock options under Code or non-qualified options. In addition, both the 2005 Plan and 2006 Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Additionally, deferred stock grants and stock appreciation rights may also be granted under the 2005 Plan and 2006 Plan. Any incentive option granted under the 2006 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant.

         Subject to the limitation on the aggregate number of shares issuable under the 2005 Plan or 2006 Plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the 2005 Plan or 2006 Plan, although such shares may also be used by us for other purposes.

         The 2005 Plan and 2006 Plan provide that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         The 2005 Plan and 2006 Plan provide that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000. The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The 2005 Plan and 2006 Plan provide that fair market value shall be determined by the Board in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board will determine the fair value of such consideration to us in monetary terms. The exercise price of non-qualified options shall be determined by the Board of Directors, but cannot be less than the par value of our common stock on the date the option is granted.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee, except as provided by the board of the Committee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators. Options are also subject to termination by the Board under certain conditions.

         In the event of termination of employment because of death while an employee, or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier. If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate. If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment, except as otherwise provided under the plan. Non-qualified options are not subject to the foregoing restrictions unless specified by the Board of Directors or Committee.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On August 16, 2006, we entered into a stock exchange agreement with China Direct Investments, Inc. David Stein, a principal shareholder of the company and a principal shareholder of China Direct Investments, Inc., received 2,000,000 share of common stock of the company and 1,100,000 options of the company pursuant to the Stock Exchange Agreement.

         Following the Share Exchange Agreement, we will sublease our office space from two related parties, one related party owned by Marc Siegel, our president and director, and one related party owned by Yuejian (James) Wang, our Chief Executive officer and director. Prior to the Share Exchange, China Direct Investments subleased this same office space from the two related parties. CDI incurred approximately $11,000 and $11,000 in rental expense pursuant to this subleasing arrangement during the six-month ended June 30, 2006 and 2005, respectively.

         CDI assigned 900,000 shares it received by one of its clients to CIIC Investment Banking Services (Shanghai) Company Limited, a joint venture principally owned by CIIC and owned 20% by Marc Siegel, our president and director, in consideration for services rendered. This amount represented an introduction fee for CIIC Investment Banking Services (Shanghai) Company Limited introducing CDI to Sunwin. The value of the shares assigned amounted to $117,000 during the six-month period ended June 30, 2005.

         CIIC Investment Banking Services (Shanghai) Company Limited, a company owned 20% by Marc Siegel our president and director, paid us $39,480 for consulting services rendered by CDI to CIIC Investment Banking Services (Shanghai) Company Limited.

         As of June 30, 2006 the officers and directors of CDI loaned CDI the following amounts: Marc Siegel $9,978.13, Yuejian (James) Wang $132,897.94 and David Stein $555.00 for general working capital. The amounts due to the officers are non-interest bearing, unsecured, and payable on demand.

       CDI provides consulting services to Dragon Capital Group Corp. Lisheng (Lawrence) Wang is president and chairman of the board of Dragon Capital Group Corp. and the brother of Yuejian (James) Wang, our chairman of the board and chief executive officer. Robert Zhuang, a vice president and director of Dragon Capital Group Corp., is also an officer of CIIC, a company owned 20% by Marc Siegel, our president and director, and a company that CDI received approximately 10% of revenues for the six months ended June 30, 2006. Mr. Zhuang is also the brother of Yuejian (James( Wang, our chairman and chief executive officer. The Company recognized $145,000 and $391,500 in revenues during the six-month period ended June 30, 2006 and 2005, respectively, for services provided to this related party, of which $367,500 was recognized pursuant to the receipt of shares of common stock of the related party. The fair value of such shares amounted to $3,120,000 at June 30, 2006.

            On March 15, 2005, we entered into a Management Agreement with Diversifax Inc. Dr. Irwin Horowitz, our former Chief Executive Officer is a principal stockholder and Chief Executive Officer of Diversifax Inc. and Mr. Lonnie L. Sciambi, a former member of our Board of Directors, is also a member of the Board of Directors of Diversifax Inc.

         Under the terms of the agreement, Diversifax Inc. made available to our company its facilities at 39 Stringham Avenue, Valley Stream, New York; the services on a part-time basis of seven persons employed by Diversifax Inc. for approximately 100 hours per week; equipment, hardware and software of Diversifax Inc. and related utilities and overhead functions at that facility. The term of the agreement was for six months and could be terminated prior to the conclusion of its term on 10 days' prior written notice by either party, or the agreement may be renewed for a successive six-month term.

         In consideration for the management services and facilities provided by Diversifax during the initial six-month term, we issued Diversifax 35,951 shares of our common stock. In addition, in the event the market price of our common stock on the six-month anniversary date was below $15.00 per share, we agreed to issue to Diversifax additional shares of our common stock so that the common shares provided to Diversifax plus such additional shares of common stock would be equal in value to $435,000. In addition, Diversifax was to receive 10% of the total amount of the monies received as a result of their efforts with regard to auctions being completed for accounts they have introduced to AuctionStore.com, our wholly-owned subsidiary. Payment of the percentage fee was to be made in cash or stock as determined by Diversifax. Following the termination of the agreement we continued to utilize these services under an oral arrangement and in January 2006 we issued Diversifax 32,539 shares of our common stock in full settlement of services through December 31, 2005. We recorded an expense of $527,728 as the value of the shares we issued to Diversifax in fiscal 2005 for these services.

         On March 22, 2005 we entered into a subscription agreement with Mr. Robert Sands, a former member of our Board of Directors, for the sale of 20 units of our securities for an aggregate price of $100,000. Each unit had a cost of $5,000 and consisted of 1,000 shares of common stock and one three year option consisting of 1,000 shares of common stock exercisable at $25.00 cents per share. We rejected the subscription agreement and recorded the proceeds as a loan payable at March 31, 2005. The loan was unsecured, non-interest bearing and due on demand.

         During May 2005, Dr. Irwin Horowitz loaned us $100,000 for working capital. The loan was non-interest bearing, unsecured and payable on demand. As described below, this loan was converted into equity in June 2005.

         In June 2005, we sold units of our securities in a private placement resulting in gross proceeds of us of $320,000. The purchasers included four accredited investors and one unaccredited family member of Dr. Horowitz. As consideration we received $220,000 in cash and the conversion of a $100,000 loan payable. In this transaction we issued 192,000 shares of our common stock and an equal number of warrants exercisable at $15.00 per share for a term ending in May 2008. Dr. Horowitz and Diversifax Inc. purchased an aggregate $200,000 of units in this offering and received 120,000 shares of common stock and warrants to purchase 120,000 shares. Mr. Sands converted the $100,000 note payable described earlier in this section into 60,000 shares of common stock and 60,000 common stock purchase warrants as part of the offering.

         We previously issued a $100,000 demand line of credit to Onspan Networking, Inc., an affiliated entity of which Messrs. Gary Schultheis and Herb Tabin, our former officers and directors, were officers and directors, under which Onspan Networking, Inc. was allowed to borrow on an unsecured basis at 5% annually. On June 19, 2003 Onspan Networking, Inc. borrowed $675,000 under this line of credit. On March 30, 2004, Onspan Networking, Inc. borrowed an additional $6,000 under this line of credit, for a total of $681,000. On April 5, 2004 Onspan Networking, Inc. repaid the additional $6,000. On May 27, 2004, Onspan Networking, Inc. repaid the original balance outstanding under the line of credit, including accrued interest. This line of credit expired upon repayment on May 27, 2004. Under the terms of the demand line of credit Onspan Networking, Inc. granted us options to purchase 67,500 shares of its common stock with an exercise price of $.10 per share. Onspan Networking, Inc. also granted us options to purchase 607,500 shares of its common stock with an exercise price of $.30 per share.

         In December 2004 Messrs. Gary Schultheis and Herbert Tabin, our former officers and directors, forgave an aggregate of $478,074 due them for accrued but unpaid compensation and the amount was contributed to our capital.

         On October 15, 2004, we sold 13,600 shares of our common stock in a private transaction. Purchasers included OnSpan Networking Inc., which purchased 12,000 shares of common stock for $27,000, as well as Mr. Martin Scott, a former director, and Dr. Irwin Horowitz, who was then a member of our Board of Directors. Each of Mr. Scott and Dr. Horowitz purchased 800 shares of common stock for $1,800.

ITEM 8. DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $.0001 per share, of which on August 8, 2006 there are 10,526,120 issued and outstanding and 10,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of the Company's securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

      Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

      Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

      The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. The Company has no present plans to issue any preferred stock.

WARRANTS

 We have issued and outstanding warrants to purchase a total of 180,000 shares of our common stock, including:

        o        90,000 shares at an exercise price of $7.50 per share, and

        o        90,000 shares at an exercise price of $15.00 per share,

         Other than the exercise price, all warrants are identical. The warrants will be subject to adjustment in the event of stock splits, dividends and similar events.


TRANSFER AGENT

      The Company's transfer agent is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716-1655, and its telephone number is (732) 872-2727.

                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS FOR THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "EVOO." The following table sets forth the high and low closing sale prices for our common stock as reported on the OTCBB and for the last two fiscal years and the subsequent interim period. These prices do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

                                                       High        Low
Fiscal 2004                                            ----        ---

First quarter ended March 31, 2004                      $2.00      $1.6
Second quarter ended June 30, 2004                      $5.00      $1.56
Third quarter ended September 30, 2004                  $2.00      $1.48
Fourth quarter ended July 31, 2004                      $7.80      $1.75

Fiscal 2005

First quarter ended March 31, 2005                      $5.30      $8.50
Second quarter ended June 30, 2005                      $7.00      $6.60
Third quarter ended September 30, 2005                  $24.0      $12.00
Fourth quarter ended December 31, 2005                  $13.0      $3.80

Fiscal 2006

First quarter ended March 31, 2006                      $4.00      $2.60
Second quarter ended June 30, 2006                      $9.00      $2.25


         On August 15, 2006, the last reported sale prices of the common stock on OTCBB was $4.00 per share. As of August 14, 2006 there were approximately 2,035 stockholders of record of the common stock.

         DIVIDEND POLICY

         We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock.

         SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth securities authorized for issuance under our equity compensation plans, including individual compensation arrangements, by us under our Evolve One, Inc. Stock Option Plan, our 2005 Equity Compensation Plan (which plan has not received shareholder approval), and our 2006 Equity Compensation Plan


                                                             Weighted
                                    Number of                average               Number of
                                 securities to be           exercise           securities remaining
                                   issued upon              price of            available for future
                                   exercise of            outstanding           issuance under equity
                                  of outstanding           options,              compensation plans
                                  options, warrants        warrants              (excluding securities
Plan category                        and rights           and rights             reflected in column a))
                                        (a)                   (b)                         (c)
-------------                   -----------------         -----------              --------------------

Plans approved by our
 stockholders  (1)                9,046,480                   $28.13                1,032,000

Plans not approved by
 our stockholders(2)                750,500                   $27.90                  799,500


(1) Includes 480 shares underlying options granted under our Evolve One, Inc. Stock Option Plan and 9,046,000 shares underlying options granted under our 2006 Equity Compensation Plan.

(2) Includes 200,500 shares underlying options granted under our 2005 Equity Compensation Plan and options to purchase 550,000 shares of our common stock granted to Dr. Horowitz which are not included in either plan.

ITEM 2.  LEGAL PROCEEDINGS.

      There is no litigation pending or threatened by or against us.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

            On April 11, 2005, we dismissed Goldstein Lewin & Co. as our independent registered public accounting firm. Goldstein Lewin & Co. had been the independent registered public accounting firm for and audited our consolidated financial statements as of December 31, 2004 and 2003. The reports of Goldstein Lewin & Co. on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except such reports were modified as to the effects, if any, for adjustments related to the verification of shares of an investment held by us and an explanatory paragraph relating to our ability to continue as a "going concern" as a result of our continuing losses and accumulated deficit and lack of sufficient capital for completion of its business plan. The decision to change accountants was approved unanimously by the Board of Directors.

         In connection with the audit for the two most recent fiscal years and in connection with Goldstein Lewin & Co.'s review of the subsequent interim periods preceding dismissal on April 11, 2005, there have been no disagreements between our company and Goldstein Lewin & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Goldstein Lewin & Co., would have caused Goldstein Lewin & Co. to make reference thereto in their report on our financial statements for these fiscal years. During the two most recent fiscal years and prior to the date hereof, we had no reportable events (as defined in Item 304(a)(1) of Regulation S-B).

         On April 13, 2005 we engaged Webb & Company, P.A. as our independent registered public accounting firm. We had not consulted with Webb & Company, P.A. regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issues.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

      During the past three years, we have sold securities which were not registered as follows:

         In October 2004, we sold an aggregate of 13,600 shares of our common stock to three accredited investors in a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption provided by Section 4(2) of the Securities Act. We received proceeds of $30,600 and did not pay a commission in the transaction. The purchasers included OnSpan Networking Inc., a related party in which certain then majority stockholders of our company were also officers and directors, as well as two former directors of our company.

         Between March and December 2005 we issued an aggregate of approximately 68,690 shares of our common stock valued at $527,728 to Diversifax, Inc., a company of which out then CEO was a principal shareholder and executive officer, as compensation for services rendered to us under the terms of a Management Agreement we entered into in March 2005. Under the terms of the agreement, Diversifax made make available to us its facilities in Valley Stream, New York; the services on a part-time basis of seven persons which were employed by Diversifax for approximately 100 hours per week, equipment, hardware and software; and related utilities and overhead functions at that facility. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act.

         In June 2005, we sold units consisting of 192,000 shares of our common stock and three year common stock purchase warrants exercisable at $15.00 per share to purchase an additional 192,000 shares of our common stock to four accredited investors and one unaccredited family member of the then chief executive officer of our company. We received proceeds of $320,000 and did not pay a commission in the transaction. Members of our management invested $200,000 of this amount and received 120,000 shares and warrants to purchase an additional 120,000 shares. Inasmuch as the investors were all members of management and accredited investors or, in one instance, was a relative of a member of management, the issuance of the shares was exempt from registration under the Securities Act by virtue of an exemption provided by Section 4(2) of that act.

         During November 2005 we issued 1,000 shares of our common stock valued at $9,000 to two members of our Board of Directors as compensation for their services. The recipients were accredited investors and the issuance of the shares was exempt from registration under the Securities Act by virtue of an exemption provided by Section 4(2) of that act.

         On August 16, 2006, we issued an aggregate of 10,000,000 shares of our common stock to three accredited investors and 9,046,000 options to 11 accredited investors pursuant to a stock exchange agreement for the acquisition of all of the outstanding shares of common stock of China Direct Investments, Inc. ("CDI"), in a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption provided by Section 4(2) of the Securities Act. We did not pay a commission in the transaction. David Stein, a principle shareholder of Evolve was also a principal shareholder of CDI.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING US PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 9.01 Financial Statements and Exhibits

(a) The following financial statements of China Direct Investments, Inc. for the periods specified in Rule 3-05(b) of Regulation S-K, are filed herewith:

        o        Consolidated Balance Sheet at June 30, 2006 (unaudited)

        o Consolidated Statement of Operations for the three and six months ended June 30, 2006 (unaudited)

        o Consolidated Statements of Cash Flows for the three and six months ended June 30, 2006 (unaudited)

        o        Notes to Consolidated Financial Statements at June 30, 2006
(unaudited)

        o        Report of Independent Registered Public Accounting Firm

        o        Consolidated Balance Sheet at December 31, 2005

        o Consolidated Statements of Operations for the years ended December 31, 2005 and 2004

        o Consolidated Statements of Stockholders' Equity for the years ended December 31, 2005 and 2004

        o Consolidated Statements of Cash Flows the years ended December 31, 2005 and 2004

        o       Notes to Consolidated Financial Statements at December 31,
2005

         (b) The following pro forma financial information for Evolve One, Inc. and subsidiaries as required by Article 11 of Regulation S-X is filed herewith:

        o      Pro Forma Consolidated Balance Sheet at June 30, 2006 (unaudited)

        o Pro Forma Consolidated Statement of Operations for the three and six months ended June 30, 2006 (unaudited)

        o       Notes to unaudited Pro Form Financial Statements

(c)         Exhibits

3.3 Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on August 17, 2006.
10.8 Stock Exchange Agreement dated August 16, 2006 by and between the company, China Direct Investments, Inc. ("CDI"), and the shareholders of CDI.
10.9 Employment Agreement dated August 16, 2006 by and between the company and Yuejian (James) Wang
10.10 Employment Agreement dated August 16, 2006 by and between the company and Marc Siegel
10.11 Employment Agreement dated August 16, 2006 by and between the company and David Stein
10.12 Employment Agreement dated August 16, 2006 by and between the company and Jenny Liu
10.13 Employment Agreement dated August 16, 2006 by and between the company and Qingchen Zhao.
10.14    2006 Equity Compensation Plan
10.15 Consulting Agreement dated March 2, 2006 by and between CDI and Richard Galterio
10.16 Consulting Agreement dated August 24, 2005 by and between CDI and Linkwell Corporation.
10.17 Consulting Agreement dated January 2006 by and between CDI and Sunwin International Neutraceuticals, Inc.
10.18 Consulting and Management Agreement dated January 1, 2005 by and between CDI and Dragon Capital Group Corp
10.19 Consulting and Management Agreement dated January 10, 2006 by and between CDI and Dragon International Group Corp
10.20 Mutual Consulting Agreement dated February 1, 2005 by and between CDI and CIIC

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EVOLVE ONE, INC.



                                              By:    /s/ Yuejian (James) Wang
                                              --------------------------------
                                                 Yuejian (James) Wang, CEO

DATED:  August 17, 2006

                                   CHINA DIRECT INVESTMENTS, INC.
                                           BALANCE SHEET
                                           June 30, 2006
                                            (Unaudited)


                                               ASSETS
Current Assets:
Cash and cash equivalents                                                                                  $         66,148
Prepaid executive compensation                                                                                      256,267
Investment in trading securities                                                                                    616,000
Investment in marketable securities held for sale-related party                                                   3,120,000
                                                                                                          ------------------
     Total current assets                                                                                         4,058,415

Property and equipment, net of accumulated depreciation of $3,125                                                    17,890
Prepaid expenses                                                                                                    384,400
Other assets                                                                                                         26,975
                                                                                                          ------------------

     Total assets                                                                                          $      4,487,680
                                                                                                          ==================

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                                                                    $         26,618
  Accrued compensation                                                                                               11,967
  Deferred revenues-short term                                                                                      366,300
  Income tax payable                                                                                                100,503
  Due to executive officers                                                                                         143,430
  Deferred income tax payable                                                                                       975,196
                                                                                                          ------------------
    Total current liabilities                                                                                     1,624,014

  Deferred revenues-long term                                                                                       549,450

Stockholders' Equity:
  Common stock; $.001 par value, 200,000,000 shares authorized,
    10,000,000  issued and outstanding                                                                               10,000
  Additional paid-in capital                                                                                        583,111
  Accumulated comprehensive income                                                                                1,457,845
  Retained earnings                                                                                                 263,260
                                                                                                          ------------------

     Total stockholders' equity                                                                                   2,314,216
                                                                                                          ------------------

     Total liabilities and stockholders' equity                                                            $      4,487,680
                                                                                                          ==================




                            See Notes to Unaudited Financial Statements.

                         CHINA DIRECT INVESTMENTS, INC.
                            STATEMENTS OF OPERATIONS

                                                                  For the
                                                                 period from         For the        For the
                                             For the six-month   inception         three-month      three-month
                                               period ended    (January 18) to    period ended      period ended
                                              June 30, 2006     June 30, 2005    June 30, 2006     June 30, 2005
                                             ----------------- --------------- -------------------   ---------------
                                              (Unaudited)      (Unaudited)        (Unaudited)       (Unaudited)

Revenues                                      $    241,832    $      314,850      $     135,417    $     308,350
Revenues-related party                             145,000           391,500             45,000           183,750
                                             --------------   ---------------    ---------------   ---------------
Total-revenues                                     386,832           706,350            180,417           492,100

Cost of revenues                                   148,794            25,503            133,534            25,503
                                             --------------   ---------------    ---------------   ---------------

Gross profit                                       238,038           680,847             46,883           466,597

Operating expenses:
  Selling, general, and administrative
   expenses-related parties                         11,252           127,576              5,552           122,288
  Selling, general and administrative              842,088           368,830            503,648           330,577
                                             --------------   ---------------    ---------------   ---------------

     Total operating expenses                      853,340           496,406            509,200           452,865
                                             --------------   ---------------    ---------------   ---------------

     Operating (loss) income                      (615,302)          184,441           (462,317)           13,732

Other income (expense):
Unrealized gain(loss) on trading securities        273,500                 -           (138,175)                -
Realized gain on sale of trading securities         43,345                 -                  -                 -
                                             --------------   ---------------    ---------------   ---------------

Net (loss) income before income tax               (298,457)          184,441           (600,492)           13,732

Income tax benefit (expense)                      (118,189)          (73,039)           237,795            (5,438)
                                             --------------   ---------------    ---------------   ---------------

Net (loss) income                                 (180,268)          111,402           (362,697)            8,294

Unrealized gain on marketable securities held
for sale, net of income tax                      1,395,240         1,040,573            253,680             9,060
                                             --------------   ---------------    ---------------   ---------------



Comprehensive income                           $ 1,214,972     $   1,151,975       $   (109,017)    $      17,354
                                             ==============   ===============    ===============   ===============



Basic (loss) earnings per common share         $     (0.02)           $ 0.01       $      (0.04)    $        0.00
                                             ==============   ===============    ===============   ===============

Diluted (loss) earnings per common share       $     (0.02)           $ 0.01       $      (0.04)    $        0.00
                                             ==============   ===============    ===============   ===============

Basic weighted average common
shares outstanding                              10,000,000        10,000,000         10,000,000        10,000,000
                                             ==============   ===============    ===============   ===============

Diluted weighted average common shares
outstanding                                     10,000,000        10,874,521         10,000,000        10,874,521
                                             ==============   ===============    ===============   ===============


                   See Notes to Unaudited Financial Statements

                         CHINA DIRECT INVESTMENTS , INC.
                            STATEMENTS OF CASH FLOWS
                         For the six-month period ended:

                                                                              June 30, 2006          June 30, 2005
                                                                            ------------------     ------------------
                                                                               (Unaudited)            (Unaudited)

Cash flows from operating activities:
Net (loss) income                                                              $     (180,268)         $     111,402
Adjustments to reconcile net (loss) income to net cash used in operating activities:
  Depreciation                                                                          1,918                    950
  Realized gain on sale of investment in trading securities                           (43,345)                     -
  Unrealized gain on investment in trading securities                                (273,500)                     -
  Fair value of shares issued to founders                                                   -                 10,000
  Fair value of shares received for services                                       (1,098,900)              (416,750)
  Fair value of shares received for services-related party                                  -               (735,000)
  Fair value of warrants received for services                                              -                (33,428)
  Fair value of investments assigned to employees and consultants for services        837,200                175,600
  Fair value of investments assigned to a related party                                     -                117,000
  Fair value of options issued to consultants                                         324,050                      -
Changes in operating assets and liabilities:
  Prepaid expenses                                                                   (640,667)                     -
  Other assets                                                                        (26,975)                     -
  Accounts payable and accrued expenses                                                (1,911)                 5,000
  Accrued compensation                                                                  6,967                      -
  Deferred revenues                                                                   915,750                651,078
  Deferred income tax liability                                                      (232,647)                     -
  Income tax payable                                                                   59,458                 73,039
                                                                            ------------------     ------------------

Net cash used in operating activities                                                (352,870)               (41,109)
                                                                            ------------------     ------------------

Cash flows provided by investing activities:
Proceeds from the disposition of investment in trading securities                     115,345                      -
  Purchases of property and equipment                                                  (4,008)               (12,423)
                                                                            ------------------     ------------------

Net cash provided by (used in) investing activities                                   111,337                (12,423)
                                                                            ------------------     ------------------

Cash flows from financing activities:
  Proceeds from advances from executive officers                                        8,637                 64,286
  Capital contributed by officers                                                     259,061                      -
                                                                            ------------------     ------------------

Net cash provided by financing activities                                             267,698                 64,286
                                                                            ------------------     ------------------

 Net increase in cash                                                                  26,165                 10,754

Cash, beginning of period                                                              39,983                      -
                                                                            ------------------     ------------------

Cash, end of period                                                            $       66,148           $     10,754
                                                                            ==================     ==================

Supplemental disclosures of cash flow information:
     Cash paid for taxes                                                       $       55,000            $        -
                                                                            ==================     ==================

     Cash paid for interest                                                    $            -            $         -
                                                                            ==================     ==================


                  See Notes to Unaudited Financial Statements.
                                       F-4

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 1-Organization and Description of Business

China Direct Investments, Inc. (the "Company") was formed in Florida in January 2005. The Company provides business consulting services to small publicly-traded Chinese companies and small Chinese companies that want to go public. The Company's operations are located in South Florida.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of recurring accruals, considered for a fair presentation have been included. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for fiscal 2006.

Note 2- Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and investments in marketable securities held for sale and trading securities.

The Company's cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During the six-month period ended June 30, 2006, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

Three publicly-traded Chinese companies accounted for 58%, 21%, and 21%, respectively, of the Company's investment in trading securities at June 30, 2006. One publicly traded Chinese company accounted for the Company's investment in marketable securities held for sale at June 30, 2006.

Customer Concentration

Four of the Company's customers accounted for 37%, 24%, 23% and 10%, respectively, of its revenues during the six-month period ended June 30, 2006. Two of the Company's customers accounted for 55% and 34%, respectively, of its revenues during the period from inception ( January 18, 2005) to June 30, 2005. The Company minimizes its customer concentration risks by diversifying its existing customer base.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 2- Summary of Significant Accounting Policies-Continued

Product Concentration

All of the Company's revenues are derived from fees earned from business consulting services.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, investment in marketable securities, accounts payable and accrued expenses, income tax payable and due to executive officers approximate their fair value due to their short-term maturities. The carrying value of securities held for sale are reflected at their fair value based on their quoted stock price.

Marketable Securities

The Company classifies its existing marketable equity securities as trading securities and available for sale in accordance with SFAS No. 115. These securities are carried at fair market value. Realized gains or losses are recognized in the statement of operations when the marketable securities are sold. Gains or losses on securities sold are based on the specific identification method. Unrealized gains or losses of trading securities are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges. Unrealized gains or losses of marketable securities held for sale are recognized as an element of comprehensive income on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges.

Prepaid Executive Compensation

Prepaid executive compensation consists of the fair value of shares of the Company's clients which were assigned to the Company's officers for services to be rendered to such clients over the course of 36-month agreements.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 2- Summary of Significant Accounting Policies-Continued

future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the realization of receivables. Actual results will differ from these estimates.

Basic and Diluted Earnings per Share

Basic earnings per share are calculated by dividing income or loss available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the modified-treasury stock method). The outstanding options amounted to 9,046,000 at June 30, 2006 and June 30, 2005.

The following sets forth the computation of basic and diluted earnings per share:

                                               Six-month       From Inception
                                              period ended    (January 18, 2005)
                                              June 30, 2006    to June 30, 2005
                                              --------------  -----------------

Numerator:
Net (loss) income                              $ (180,268)        $  111,402
                                               ===========          ========

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding            10,000,000          10,000,000
Effect of dilutive employee stock options               -             874,521
                                               -----------        ------------
Denominator for diluted earnings per share-
Weighted average shares outstanding            10,000,000          10,874,521
                                               ==========          ==========

Basic (loss) earnings per share               $     (0.02)          $    0.01
                                               ==========          ==========
Diluted (loss) earnings per share             $     (0.02)          $    0.01
                                               ==========          ==========

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 2- Summary of Significant Accounting Policies-Continued

Revenue Recognition

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition".

The Company generally provides its services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. The Company's revenues are derived from a certain predetermined fixed fee for the services it provides to its customers. The fee will vary based on the scope of its services.

A significant portion of the services the Company provides are paid in shares and other equity instruments issued by its clients. These instruments are classified as marketable securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services." Primarily all of the equity instruments are received from small public companies.

The stock and the stock purchase warrants received are typically restricted as to resale, though the Company generally receives a registration right within one year. Company policy is to resell these securities in anticipation of short - term market movements. The Company recognizes revenue for such stock purchase warrants when received based on the Black-Scholes valuation model. The Company recognizes unrealized gains or losses in the statement of operations based on the changes in value in the stock purchase warrants as determined by the Black-Scholes valuation model. Realized gains or losses are recognized in the statement of operations when the related stock purchase warrant is exercised and sold. The Company recognized revenues amounting to $183,150 and $651,100 in connection with the receipt of equity instruments during the six-month period ended June 30, 2006 and the period from Inception (January 18, 2005) to June 30, 2005, respectively. Additionally, the Company deferred revenues of $915,750 in connection with the receipt of equity instruments at June 30, 2006

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 2- Summary of Significant Accounting Policies-Continued

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.


Segment reporting

The Company operates in one segment, business consulting services. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Pronouncements

In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is still assessing the impact the adoption of FIN 48 will have on its financial statements.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 3-Due to Executive Officers

The due to executive officers amounts to approximately $143,000 at June 30, 2006. The due to executive officers is non-interest bearing, unsecured, and payable on demand.

Note 4- Stockholders' Equity

Stock Option Plan


The following pro forma information regarding stock-based compensation has been determined as if the Company had accounted for its employee stock options under the fair value method pursuant to SFAS 123. For purposes of the proforma calculations, the fair value of each option granted in 2005 was estimated at the date of grant using the Black-Scholes model with the following assumptions: risk-free interest rate: 4.0%,; dividend yield: none;volatility: 73% ;
expected lives: 5 years.

The Company issued 5,500,000 options to its executive officers during fiscal 2005 at a weighted average exercise price of $5.00. No value was attributed to such options based on the aforementioned assumptions. Additionally, there are no adjustments to the proforma net income or earnings per share for the period from Inception (January 18, 2005) to June 30, 2005.

During the six-month period ended June 30, 2006, the Company issued 3,546,000 options to consultants. These options vested over a period not exceeding one year and had exercise price ranging from $0.01 to $10.00. The fair value of each options granted during the six-month period ended June 30, 2006 was estimated at the date of grant using the Black-Scholes model with the following assumptions:
: risk-free interest rate: 5.1%; dividend yield: none; volatility: 73% ; expected lives: 5 years. The fair value of such options amounted to $457,380 of which $324,050 was recognized as sales and general and administrative expenses during the six-month period ended June 30, 2006.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 4- Stockholders' Equity-continued

Common Stock

At inception, the Company issued 10,000,000 shares to its three founders. The shares were valued at their par value and amounted to $10,000. The fair value of the shares was recognized as sales and genral and administrative expenses during the six-month ended June 30, 2005.

During the six-month period ended June 30, 2006, the executive officers of the Company contributed $259,061 to the Company.


Note 5-Marketable Securities

Marketable securities, as shown in the accompanying balance sheet, consist of securities held for sale or trading securities. Their value at date received and estimated fair market value at June 30, 2006 are as follows:


                                   January 1, 2006      Date received        Unrealized gain              June 30, 2006
                                   -----------------    -----------------    --------------------    -------------------------
Investment in trading
securities-common stock           $      80,800        $      261,700         $   273,500              $        616,000

Investment in marketable
securities held for sale           $     810,000       $            -         $  2,310,000             $      3,120,000
                                   -----------------    -----------------    --------------------    -------------------------

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005
                                   (Unaudited)

Note 6-  Related Party Transactions

The Company subleases its office space from a related party owned by an officer and director. The Company incurred approximately $11,000 and $11,000 in rental expense pursuant to this subleasing arrangement during the six-months ended June 30, 2006 and 2005, respectively.

The Company assigned shares received by one of its clients to a related party partially owned by an officer and director in consideration for services rendered. The value of the shares assigned amounted to $117,000 during the six-month period ended June 30, 2005 and was recognized as sales, general and administrative expenses.

One of the Company's clients is a related party company which chairman of the board is the brother of an officer and director of the Company. The Company recognized $145,000 and $391,500 in revenues during the six-month period ended June 30, 2006 and 2005, respectively, for services provided to this related party, of which $367,500 was recognized pursuant to the receipt of shares of common stock of the related party. The fair value of such shares amounted to $3,120,000 at June 30, 2006.


Note 7- Subsequent Event

On August 16,2006 The Company merged with Evolve One, Inc. (" Evolve")under a Stock Exchange Agreement (the " Agreement"). Pursuant to the Agreement, Evolve is aquiring all the issued and outstanding shares of common stock of the Company and as consideration, the existing shareholders of the Company received 10,000,000 shares of Evolve.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Direct Investment, Inc.
5301 N Federal Hwy #120
Boca Raton, FL 33487


     We have audited the accompanying balance sheet of China Direct Investment, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows from January 18, 2005 (Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Direct Investment, Inc. as of December 31, 2005, and the results of their operations and their cash flows from January 18, 2005 (Inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.




                                                /s/Sherb & Co., LLP
                                                Certified Public Accountants


Boca Raton, Florida
August 4, 2006

                                   CHINA DIRECT INVESTMENTS, INC.
                                           BALANCE SHEET
                                         December 31, 2005





                                               ASSETS
Current Assets:
Cash and cash equivalents                                                                                      $     39,983
Investment in trading securities                                                                                    152,800
Investment in marketable securities held for sale-related party                                                     810,000
                                                                                                          ------------------
     Total current assets                                                                                         1,002,783

Property and equipment, net of accumulated depreciation of $1,207                                                    15,800
                                                                                                          ------------------

     Total assets                                                                                              $  1,018,583
                                                                                                          ==================

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                                                                        $     28,529
  Accrued compensation                                                                                                5,000
  Income tax payable                                                                                                293,083
  Due to executive officers                                                                                         134,793
  Deferred income tax payable                                                                                        41,045
                                                                                                          ------------------
    Total current liabilities                                                                                       502,450


Stockholders' Equity:
  Common stock; $.001 par value, 200,000,000 shares authorized,
    10,000,000  issued and outstanding                                                                               10,000
  Accumulated comprehensive income                                                                                   45,300
  Retained earnings                                                                                                 460,833
                                                                                                          ------------------

     Total stockholders' equity                                                                                     516,133
                                                                                                          ------------------

     Total liabilities and stockholders' equity                                                                 $ 1,018,583
                                                                                                          ==================




                       See Notes to Financial Statements.

                         CHINA DIRECT INVESTMENTS, INC.
                             STATEMENT OF OPERATIONS
                  FOR THE PERIOD FROM JANUARY 2005 (INCEPTION)
                              TO DECEMBER 31, 2005


Revenues                                                  $   689,428
Revenues-related party                                        849,000
                                                     -----------------
                                                            1,538,428

Cost of revenues                                              109,522
                                                     -----------------

Gross profit                                                1,428,906

Operating expenses:
  Selling, general and administrative-related parties         141,188
  Selling, general and administrative                         557,283
                                                     -----------------

     Total operating expenses                                 698,471
                                                     -----------------

     Operating income                                         730,435

Other income (expense):
Unrealized gain on trading securities                          28,650
Realized gain on sale of trading securities                     6,176
                                                     -----------------

Net income before income tax                                  765,261

Income tax expense                                           (304,428)
                                                     -----------------

Net income                                                $   460,833
                                                     =================

Unrealized gain on marketable securities
held for sale, net of income                                   45,300
                                                     -----------------



Comprehensive income                                      $   506,133
                                                     =================



Basic earnings per common share                           $     0.05
                                                     =================

Diluted earnings per common share                         $     0.04
                                                     =================

Basic weighted average common
shares outstanding                                         10,000,000
                                                     =================

Diluted weighted average common shares outstanding         10,874,521
                                                     =================


                       See Notes to Financial Statements.

                    CHINA DIRECT INVESTMENTS, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        For the Period from January 18, 2005 (Inception) to December 31, 2005


                                                                                     Accumulated
                                                         Common Stock               Comprehensive      Retained
                                                   Shares               $                Income        Earnings             Total
                                               ----------------   ---------------    --------------   ---------------    ---------
Opening balance, January 18, 2005(Inception)            -          $       -           $      -       $        -        $        -

Issuance of common stock to founders           10,000,000             10,000                   -                -           10,000

Unrealized income on investment held
for sale, net of income tax                             -                  -              45,300                -            45,300
Net income                                              -                  -                   -          460,833           460,833
                                              ---------------   ---------------    ----------------    ---------------    ---------
Ending balance, December 31, 2005              10,000,000           $ 10,000            $ 45,300       $  460,833         $ 516,133
                                             ================   ===============    ================    ===============    =========



                        See Notes to Financial Statements
                                       F-16

                         CHINA DIRECT INVESTMENTS , INC.
                            STATEMENTS OF CASH FLOWS
      For the period from January 18, 2005 (Inception) to December 31, 2005



Cash flows from operating activities:
Net income                                                                      $     460,833
Adjustments to reconcile net income to net cash used in
 operating activities:
  Depreciation                                                                          1,207
  Unrealized gain on trading securities                                               (28,650)
  Realized gain on sale of investment in trading securities                            (6,176)
  Fair value of shares issued to founders                                              10,000
  Fair value of shares received for services                                         (416,750)
  Fair value of shares received for services-related party                           (735,000)
  Fair value of warrants received for services                                        (33,428)
  Fair value of investments assigned to officers and consultants for services         175,600
  Fair value of investments assigned to related parties                               117,000
Changes in operating assets and liabilities:
  Accounts payable and accrued expenses                                                28,529
  Accrued compensation                                                                  5,000
  Deferred income tax payable                                                          11,345
  Income tax payable                                                                  293,083
                                                                            ------------------

Net cash used in operating activities                                                (117,407)
                                                                            ------------------

Cash flows from investing activities:
Exercise of warrants                                                                  (75,000)
Proceeds from the disposition of investment in trading securities                     114,604
  Purchases of property and equipment                                                 (17,007)
                                                                            ------------------

Net cash provided by investing activities                                              22,597
                                                                            ------------------

Cash flows from financing activities:
  Proceeds from advances from executive officers                                      134,793
  Proceeds from advances from customers                                               220,000
  Repayments of advances to customers                                                (220,000)
                                                                            ------------------

Net cash provided by financing activities                                             134,793
                                                                            ------------------

 Net increase in cash                                                                  39,983

Cash, beginning of period                                                                   -
                                                                            ------------------

Cash, end of period                                                             $      39,983
                                                                            ==================

Supplemental disclosures of cash flow information:
     Cash paid for taxes                                                        $           -
                                                                            ==================

     Cash paid for interest                                                     $           -
                                                                            ==================


                       See Notes to Financial Statements.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 1-Organization and Description of Business

China Direct Investments, Inc. (the "Company") was formed in Florida in January 2005. The Company provides business consulting services to small publicly-traded Chinese companies and small Chinese companies that want to go public. The Company's operations are located in South Florida.

Note 2- Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and investments in marketable securities held for sale and trading securities.

The Company's cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During 2005, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's investments in securities held for sale and trading securities are held in publicly-traded Chinese companies. Two of the investments in trading securities accounted for 84% and 16%, respectively, of its investments in trading securities at December 31, 2005.

Customer Concentration

Three of the Company's customers accounted for 55%, 24% and 20% of its revenues during fiscal 2005. The Company minimizes its customer concentration risks by diversifying its existing customer base.

Product Concentration

All of the Company's revenues are derived from fees earned from business consulting services.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, investment in marketable securities, accounts payable and accrued expenses, income tax payable and due to executive officers approximate their fair value due to their short-term maturities. The carrying value of securities held for sale is reflected at its fair value based on their quoted stock price.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 2- Summary of Significant Accounting Policies-Continued

Marketable Securities

The Company classifies its existing marketable equity securities as trading securities and available for sale in accordance with SFAS No. 115. These securities are carried at fair market value. Realized gains or losses are recognized in the statement of operations when the marketable securities are sold. Gains or losses on securities sold are based on the specific identification method. Unrealized gains or losses of trading securities are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges. Unrealized gains or losses of marketable securities held for sale are recognized as an element of comprehensive income on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Property and equipment consist of the following as of December 31, 2005:

Computer equipment and software                        $   3,254
Office furniture and equipment                            13,753
                                                      ----------
                                                          17,007
Accumulated depreciation                                  (1,207)
                                                       ----------
                                                       $  15,800

Depreciation expense amounted to approximately $1,200 during fiscal 2005.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 2- Summary of Significant Accounting Policies-Continued

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the realization of receivables. Actual results will differ from these estimates.

Basic and Diluted Earnings per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the modified-treasury stock method). The outstanding options amounted to 5,500,000 at December 31, 2005.

The following sets forth the computation of basic and diluted earnings per share:

                                                                           2005
Numerator:
Net income                                                          $   460,833
                                                                    ===========

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding                                  10,000,000
Effect of dilutive employee stock options                               874,521
                                                                     ----------
Denominator for diluted earnings per share-
Weighted average shares outstanding                                  10,874,521
                                                                     ===========

Basic earnings per share                                            $      0.05
                                                                     ===========
Diluted earnings per share                                          $      0.04
                                                                     ===========

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005


Note 2- Summary of Significant Accounting Policies-Continued


Revenue Recognition

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition".

The Company generally provides its services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. The Company's revenues are derived from a certain predetermined fixed fee for the services it provides to its customers. The fee will vary based on the scope of its services.

A significant portion of the services the Company provides are paid in shares and other equity instruments issued by its clients. These instruments are classified as marketable securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services." Primarily all of the equity instruments are received from small public companies.

The stock and the stock purchase warrants received are typically restricted as to resale, though the Company generally receives a registration right within one year. Company policy is to resell these securities in anticipation of short - term market movements. The Company recognizes revenue for such stock purchase warrants when received based on the Black-Scholes valuation model. The Company recognizes unrealized gains or losses in the statement of operations based on the changes in value in the stock purchase warrants as determined by the Black-Scholes valuation model. Realized gains or losses are recognized in the statement of operations when the related stock purchase warrant is exercised and sold. For the year ended December 31, 2005 the Company recognized $1,302,178 of revenue in connection with the receipt of equity instruments.



Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 2- Summary of Significant Accounting Policies-Continued

stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Segment reporting

The Company operates in one segment, business consulting services. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Pronouncements
In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning in the first quarter of 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 5-Due to Executive Officers

The due to executive officers amounts to approximately $135,000 at December 31, 2005. The due to executive officers is non-interest bearing, unsecured, and payable on demand.

Note 7- Stockholders' Equity

Stock Option Plan


The following pro forma information regarding stock-based compensation has been determined as if the Company had accounted for its employee stock options under the fair value method pursuant to SFAS 123. For purposes of the proforma calculations, the fair value of each option granted in 2005 was estimated at the date of grant using the Black-Scholes model with the following assumptions used: risk-free interest rate: 4.0%, respectively; dividend yield: none; volatility: 73% ; expected lives: 5 years.

The Company issued 5,500,000 options to its executive officers during fiscal 2005 at a weighted average exercise price of $5.00. No value was attributed to such options based on the aforementioned assumptions.

Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for grants under those plans consistent with the method of SFAS No. 123, the Company's cash flows would have remained unchanged; however net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                         2005

Net income as reported:                                                $460,833
Add:      Compensation expense recognized for options
              Granted below market value                                      -
Deduct: Total stock-base employee compensation expense
           determined under fair value based method for all
           awards, net of related tax effects                                (-)
                                                                        --------

Net income pro forma                                                   $460,833
                                                                        ========


Earnings per share:
Basic                                                                   $  0.05
                                                                       =========
Diluted                                                                 $  0.04
                                                                       =========

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 7- Stockholders' Equity-continued

A summary of the activity during fiscal 2005 of the Company's stock option plan is presented below:


                                                                  Weighted
                                                                  Average
                                    Options                   Exercise Price

Outstanding at January 18, 2005           -                          $    -

Granted                           5,500,000                            5.00
Exercised                                 -                               -
Expired   or cancelled                    -                               -
                                 ------------                      ---------

Outstanding at December 31, 2005  5,500,000                           $5.00
                                  ===========                       =======

Exercisable at December 31, 2005         -                           $   -
                                  ===========                        ======

The weighted average remaining contractual life and weighted average exercise price of options outstanding at December 31, 2005, for selected exercise price ranges, is as follows:

Options outstanding:

 Range of exercise prices        Number of options          Weighted average           Weighted average
                                                          remaining contractual         exercise price
                                                                  life
---------------------------- -------------------------- -------------------------- --------------------------
           $0.01                     1,000,000                   5 years                    $ 0.01
---------------------------- -------------------------- -------------------------- --------------------------
           $2.50                     1,000,000                   5 years                     $2.50
---------------------------- -------------------------- -------------------------- --------------------------
           $5.00                     1,000,000                   5 years                     $5.00
---------------------------- -------------------------- -------------------------- --------------------------
           $7.50                     1,250,000                   5 years                     $7.50
---------------------------- -------------------------- -------------------------- --------------------------
          $10.00                     1,250,000                   5 years                    $10.00
---------------------------- -------------------------- -------------------------- --------------------------


Common Stock

At inception, the Company issued 10,000,000 shares to its three founders. The shares were valued at their par value and amounted to $10,000. The Company recognized a sales, general and administrative expense of $10,000 in connection with this issuance.

Note 8- Commitments

The Company entered into employment agreements with its three founders. The 3-year employment agreements, which all have similar terms, provide base salaries to its founders aggregating $275,000 during the first two years of employment and $330,000 for the third year of employment. Additionally, the employment agreements provide for annual discretionary bonuses of approximately 25% of the base salary and a variable bonus plan amounting to 25% of the Company's consolidated net income. Furthermore, the Company granted 5,500,000 options to its founders at prices ranging from $0.01 to $10.00 per share.

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

Note 8- Commitments-continued

The Company subleases its executive offices from a related party partially owned by one of our officers and directors under a 3-year leasing arrangement providing for a monthly base rent of $2,767. The minimum annual payments under such commitment for the next five years are as follows:



Year                              Minimum Annual Payments
----                               -----------------------
2006                                         $33,564
2007                                          28,570
2008 and thereafter                                -



The Company's rental expense amounted to approximately $24,000 during fiscal
2005.

Note 9-Income Taxes


The federal statutory tax rate reconciled to the effective tax rate during 2005 is as follows:


                                                                2005
                                                              --------
          Tax at U.S Statutory Rate:                           35.0%
          State tax rate, net of federal benefits               4.6
                                                              --------
           Effective tax rate                                  39.6%
                                                              ========


The provision for income taxes consists of the following :

Current:
Federal                                              $ 259,038
State                                                   34,045
                                                     ----------
                                                      $293,083
Deferred:
Federal                                              $  36,277
State                                                    4,768
                                                     -----------
                                                        41,045
Total :                                              $ 334,128
                                                      ========

                         CHINA DIRECT INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005


There are no differences between the provision for income taxes and income taxes computed using the U.S. federal statutory rate.


There are no deferred tax assets at December 31, 2005. The gross deferred tax liabilities consist primarily on differences in the valuation of investment held for sale for book and tax purposes.

The Company paid no income taxes in 2005.


Note 10-Marketable Securities

Marketable securities, as shown in the accompanying balance sheet, consist of securities held for sale. Their value at date received and estimated fair market value at December 31, 2005 are as follows:

                                        Date received             Unrealized gain                December 31, 2005
                                        ---------------------     ---------------------     ----------------------------
Investment in trading                                                                   $
securities-common stock
                                    $         124,150         $          28,650                       152,800
Investment in marketable
securities held for sale
                                    $         735,000         $          75,000         $             810,000
                                        ---------------------     ---------------------     ----------------------------

Note 11- Related Party Transactions

The Company subleases its office space from a related party owned by an officer and director. The Company incurred approximately $24,000 in rental expense pursuant to this subleasing arrangement during fiscal 2005.

The Company assigned shares received by one of its clients to a related party partially owned by an officer and director in consideration for services rendered. The value of the shares assigned amounted to $117,000 during fiscal 2006 and was recognized as selling, general and administrative expenses.

One of the Company's clients is a related party company which chairman of the board is the brother of an officer and director of the Company. The Company recognized $849,000 in revenues during 2005 for services provided by this Company, of which $735,000 was received in shares of common stock of the related party. The fair value of such shares amounted to $810,000 at December 31, 2005.

                                Evolve One, Inc.
                      Proforma Consolidated Balance Sheets
                                  June 30, 2006
                                   (Unaudited)



                                                                                                   China Direct
                                                                               Evolve One, Inc.   Investments, Inc.    Combined
                                                                             ------------------------------------------------------
                                  ASSETS
Current Assets:
Cash and cash equivalents                                                     $              -   $        66,148      $    66,148
Prepaid executive compensation                                                               -           256,267          256,267
Investment in trading securities                                                             -           616,000          616,000
Investment in marketable securities held for sale for related party                          -         3,120,000        3,120,000
                                                                             ------------------   ---------------    --------------
  Total current assets                                                        $              -         4,058,415        4,058,415

  Property and equipment, net of accumulated depreciation of $3,125                          -            17,890           17,890
  Prepaid expenses                                                                           -           384,400          384,400
  Other assets                                                                               -            26,975           26,975
                                                                             ------------------   ---------------    --------------


     Total assets                                                             $              -       $ 4,487,680      $ 4,487,680
                                                                             ==================   ===============    ==============


LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                                       $         17,889    $       26,618      $     44,507
  Accrued compensation                                                                       -            11,967            11,967
  Deferred revenues-short term                                                               -           366,300           366,300
  Income tax payable                                                                         -           100,503           100,503
  Due to executive officers                                                                  -           143,430           143,430
  Deferred income tax payable                                                                -           975,196           975,196
                                                                             ------------------   ---------------    --------------


     Total current liabilities                                                          17,889         1,624,014         1,641,903

Deferred revenues-long term                                                                  -           549,450           549,450

Stockholders' (Deficit) Equity:
  Preferred stock, 10,000,000 shares authorized, none issued                                 -                 -                 -
  Common stock, 1,000,000,000 authorized, 526,120 issued and outstanding                    53                 -                53

  Common stock, 200,000,000 shares authorized, 10,000,000 issued and outstanding             -            10,000            10,000
  Additional paid-in capital                                                         8,183,398           583,111         8,766,509
  Accumulated comprehensive income                                                           -         1,457,845         1,457,845
  Accumulated deficit                                                               (8,201,340)          263,260        (7,938,080)
                                                                             ------------------   ---------------    --------------


     Total stockholders' (deficit) equity                                              (17,889)        2,314,216         2,296,327
                                                                             ------------------   ---------------    --------------


     Total liabilities and stockholders' (deficit) equity                     $              -       $ 4,487,680       $ 4,487,680
                                                                             ==================   ===============    ==============


              See Notes to Unaudited Proforma Financial Statements.
                                       F-27/A

                                Evolve One, Inc.
                 Proforma Consolidated Balance Sheets Continued
                                  June 30, 2006
                                   (Unaudited)


                                                                                 Proforma           Proforma
                                                                                  Adjustments     Consolidated
                                                                               --------------------------------
                                  ASSETS
Current Assets:
Cash and cash equivalents                                                       $         -        $    66,148
Prepaid executive compensation                                                            -            256,267
Investment in trading securities                                                          -            616,000
Investment in marketable securities held for sale for related party                       -          3,120,000
                                                                               -------------      -------------
  Total current assets                                                                    -          4,058,415

  Property and equipment, net of accumulated depreciation of $3,125                       -             17,890
  Prepaid expenses                                                                        -            384,400
  Other assets                                                                            -             26,975
                                                                               -------------      -------------


     Total assets                                                               $         -        $ 4,487,680
                                                                               =============      =============


LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                                         $         -        $    44,507
  Accrued compensation                                                                    -             11,967
  Deferred revenues-short term                                                            -            366,300
  Income tax payable                                                                      -            100,503
  Due to executive officers                                                               -            143,430
  Deferred income tax payable                                                             -            975,196
                                                                               -------------      -------------

     Total current liabilities                                                            -          1,641,903

Deferred revenues-long term                                                               -            549,450

Stockholders' (Deficit) Equity:
  Preferred stock, 10,000,000 shares authorized, none issued                              -                  -
  Common stock, 1,000,000,000 authorized, 526,120 issued and outstanding             10,000  (a)        10,053

  Common stock, 200,000,000 shares authorized, 10,000,000 issued and outstanding    (10,000) (a)             -
  Additional paid-in capital                                                     (8,201,340) (b)       565,169
  Accumulated comprehensive income                                                        -          1,457,845
  Accumulated deficit                                                             8,201,340  (b)       263,260
                                                                               -------------      -------------

     Total stockholders' (deficit) equity                                                 -          2,296,327
                                                                               -------------      -------------

     Total liabilities and stockholders' (deficit) equity                       $         -        $ 4,487,680
                                                                               =============      =============



          See Notes to Unaudited Proforma Financial Statements.
                                   F-27/B

                                Evolve One, Inc.
                        Proforma Statements of Operations
                  For the Six-Month Period Ended June 30, 2006
                                   (Unaudited)



                                                                     China Direct
                                                 Evolve One, Inc.   Investment, Inc.   Combined
                                                 ----------------- ----------------- --------------

Revenues                                                      -          386,832         386,832

Cost of revenues                                              -          148,794         148,794
                                                 ---------------   --------------   -------------

Gross profit                                                  -          238,038         238,038

Operating expenses:
  Selling, general, and administrative-related parties        -           11,252          11,252
  Selling, general and administrative                    35,556          842,088         877,644
                                                 ---------------   --------------   -------------

     Total operating expenses                            35,556          853,340         888,896

     Operating loss                                     (35,556)        (615,302)       (650,858)

Other income:
Unrealized gain (loss) on trading securities                  -          273,500         273,500
Realized gain on sale of trading securities                   -           43,345          43,345
                                                 ---------------   --------------   -------------

                                                              -          316,845         316,845

Net loss before income tax                              (35,556)        (298,457)       (334,013)

Income tax benefit                                            -          118,189         118,189
                                                 ---------------   --------------   -------------

Net loss                                                (35,556)        (180,268)       (215,824)

Unrealized gain on marketable securities held
for sale, net of income tax                                   -        1,395,240       1,395,240
                                                 ---------------   --------------   -------------

Comprehensive income                                  $ (35,556)     $ 1,214,972     $ 1,179,416
                                                 ===============   ==============   =============


      See Notes to Unaudited Proforma Financial Statements.

                                     F-28/A

                                Evolve One, Inc.
                        Proforma Statements of Operations
                  For the Six-Month Period Ended June 30, 2006
                                   (Unaudited)




                                                     Proforma         Proforma
                                                      Adjustments   Consolidated
                                                    ----------------------------


Revenues                                                     -          386,832

Cost of revenues                                             -          148,794
                                                   -----------     ------------

Gross profit                                                 -          238,038

Operating expenses:
  Selling, general, and administrative-related parties                   11,252
  Selling, general and administrative                  (35,556) (c)     842,088
                                                    -----------     ------------
     Total operating expenses                          (35,556)         853,340

     Operating loss                                     35,556  (c)    (615,302)

Other income:
Unrealized gain (loss) on trading securities                 -          273,500
Realized gain on sale of trading securities                  -           43,345
                                                    -----------     ------------

                                                             -          316,845

Net loss before income tax                              35,556  (c)    (298,457)

Income tax benefit                                           -          118,189
                                                    -----------     ------------

Net loss                                                35,556  (c)    (180,268)

Unrealized gain on marketable securities held
for sale, net of income tax                                  -        1,395,240
                                                    -----------     ------------

Comprehensive income                                  $ 35,556  (c)  $1,214,972
                                                    ===========     ============



              See Notes to Unaudited Proforma Financial Statements.
                                     F-28/B

                                Evolve One, Inc.
                        Proforma Statements of Operations
                      For the Year Ended December 31, 2005
                                   (Unaudited)

                                                                               China Direct
                                                           Evolve One, Inc.  Investment, Inc.   Combined
                                                           ------------------------------------------------

Revenues                                                     $          -       $1,538,428      $1,538,428

Cost of revenues                                                        -          109,522         109,522
                                                           ---------------   --------------   -------------

Gross profit                                                            -        1,428,906       1,428,906

Operating expenses:
  Sales, general, and administrative-related parties                    -          141,188         141,188
  Sales, general and administrative                               686,775          557,283       1,244,058
                                                           ---------------   --------------   -------------

     Total operating expenses                                     686,775          698,471       1,385,246

     Operating loss                                              (686,775)         730,435          43,660

Other income:
Unrealized gain on trading securities                                   -           28,650          28,650
Realized gain on sale of trading securities                             -            6,176           6,176
                                                           ---------------   --------------   -------------

                                                                        -           34,826          34,826

Net income (loss) before discontinued operations and income tax  (686,775)         765,261          78,486

Net loss from discontinued operations                            (605,876)               -        (605,876)
                                                           ---------------   --------------   -------------


Net income (loss) before income tax                            (1,292,651)         765,261        (527,390)

Income tax expense                                                      -         (304,428)       (304,428)
                                                           ---------------   --------------   -------------

Net loss                                                       (1,292,651)         460,833        (831,818)

Unrealized gain on marketable securities held
for sale, net of income tax                                             -           45,300          45,300
                                                           ---------------   --------------   -------------

Comprehensive income                                         $ (1,292,651)       $ 506,133      $ (786,518)
                                                           ===============   ==============   =============

              See Notes to Unaudited Proforma Financial Statements.
                                      F-29/A

                                Evolve One, Inc.
                        Proforma Statements of Operations
                      For the Year Ended December 31, 2005 Continued
                                   (Unaudited)


                                                              Proforma          Proforma
                                                               Adjustments    Consolidated
                                                             ------------------------------

Revenues                                                     $         -        $1,538,428

Cost of revenues                                                       -           109,522
                                                             ------------     -------------

Gross profit                                                           -         1,428,906

Operating expenses:
  Sales, general, and administrative-related parties                   -           141,188
  Sales, general and administrative                             (686,775) (c)      557,283
                                                             ------------     -------------
     Total operating expenses                                   (686,775)          698,471

     Operating loss                                              686,775  (c)      730,435

Other income:
Unrealized gain on trading securities                                  -            28,650
Realized gain on sale of trading securities                            -             6,176
                                                             ------------     -------------
                                                                       -            34,826

Net income (loss) before discontinued operations and income tax  686,775  (c)      765,261

Net loss from discontinued operations                            605,876  (c)            -
                                                             ------------     -------------

Net income (loss) before income tax                            1,292,651  (c)      765,261

Income tax expense                                                     -          (304,428)
                                                             ------------     -------------

Net loss                                                       1,292,651  (c)      460,833

Unrealized gain on marketable securities held
for sale, net of income tax                                            -            45,300
                                                             ------------     -------------

Comprehensive income                                         $ 1,292,651  (c)    $ 506,133
                                                             ============     =============


             See Notes to Unaudited Proforma Financial Statements.
                                      F-29/B

                                Evolve One, Inc.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                       June 30, 2006 and December 31, 2005


NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION


Effective August 16,2006, Evolve One, Inc. ("Evolve") acquired all the outstanding common stock of China Direct Investments, Inc. ("China Direct") through an exchange of shares of Evolve for all the outstanding common stock of China Direct (the Acquisition). Evolve issued 10,000,000 shares of restricted common stock, $.0001 par value, to the former stockholders of China Direct in exchange for their 10,000,000 shares of China Direct common stock. Pursuant to a Stock Exchange Agreement dated [] among China Direct, Evolve and China Direct stockholders (the Agreement), the officers and directors of Evolve resigned upon consummation of the Acquisition. The persons serving as directors and officers of China Direct immediately prior to the Acquisition were elected to the same offices at Evolve and retained their positions as directors and officers of China Direct. Upon consummation of the Acquisition, Evolve had 526,120 shares of its common stock issued and outstanding. The China Direct stockholders beneficially own 95% of the Evolve voting securities. As a result of the Acquisition, China Direct is a wholly-owned subsidiary of Evolve. Evolve intends to operate China Direct in the same manner and to continue in the business that China Direct engaged in prior to the Acquisition. Prior to the Acquisition, no material relationship existed between China Direct and its affiliates and Evolve and its affiliates. The Acquisition will be accounted for as a reverse acquisition application of the purchase method of accounting by Evolve with China Direct treated as the accounting acquirer. Under the reverse acquisition method of accounting, the assets and liabilities of Evolve will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair values, and added to those of China Direct with no increment in combined stockholders' Equity (deficiency). The reported results of operations of Evolve after completion of the acquisition will reflect the historical results of operations of China Direct.

                                Evolve One, Inc.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                       June 30, 2006 and December 31, 2005



NOTE 2. UNAUDITED PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading "Pro Forma Adjustments" include the following: (a) To reflect the deemed issuance of 10,000,000 shares of Evolve common stock to the China Direct stockholders and the cancellation of China Direct issued and outstanding shares of common stock as of June 30, 2006.
(b) To eliminate the accumulated deficit of Evolve as the accounting acquiree under the reverse acquisition application of the purchase method of accounting.
(c) To eliminate one time charges from the results of operations of Evolve.